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                                                                   EXHIBIT 10.16

                             MSX INTERNATIONAL, INC.

                     THE BORROWING SUBSIDIARIES PARTY HERETO

                     --------------------------------------




                      AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of November 30, 1999



                     --------------------------------------


                            THE LENDERS PARTY HERETO

                                       and

                             BANK ONE, NA, as Agent
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         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 30,
1999 (this "Agreement"), is by and among MSX INTERNATIONAL, INC., a Delaware corporation (the "Company"), each of the Borrowing Subsidiaries (as defined below) of the Company party hereto from time to time (the Company and the Borrowing Subsidiaries may each be referred to as a "Borrower" and, collectively, as the "Borrowers"), the lenders party hereto from time to time (collectively, the "Lenders" and individually, a "Lender"), and BANK ONE, NA, a national banking association, as agent for the Lenders (in such capacity, the "Agent").

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    RECITALS

A. The Borrowers, the lenders party thereto and NBD Bank (now known as Bank One, Michigan, and an affiliate of the Agent), as agent for such lenders, executed an Amended and Restated Credit Agreement dated as of April 14, 1998 (the "Existing Credit Agreement"). Bank One, Michigan has assigned its rights and obligations as agent and as a lender under the Existing Credit Agreement to Bank One, NA.

B. The Borrowers have requested that the Lenders, including each Lender becoming a Lender on the date hereof, and the Agent amend and restate the Existing Credit Agreement as herein provided, and the Lenders and the Agent are willing to amend and restate the Existing Credit Agreement on the terms and conditions herein set forth.

                                    AGREEMENT

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree that the Existing Credit Agreement shall be amended and restated as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1. Certain Definitions. As used herein the following terms shall have the following respective meanings:

         "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership, limited liability company or other business entity, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority of the Capital Stock (by percentage or voting power) of any Person.

         "Advance" shall mean any Loan and any Letter of Credit Advance.

         "Affiliate", when used with respect to any Person, shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Without limiting the foregoing definition of Affiliate, any

MSX CREDIT AGREEMENT                                                      Page 1
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Person shall be deemed to control another Person if the controlling Person owns or controls 10% or more of any class of Voting Stock of the controlled Person.

         "Aggregate Credit Exposure" shall mean the sum of the Aggregate Revolving Credit Exposure, the Aggregate Term Loan A Exposure and the Aggregate Term Loan B Exposure.

         "Aggregate Revolving Credit Exposure" shall mean (a) prior to the termination of the Revolving Credit Commitments, the aggregate amount of the Revolving Credit Commitments of all Lenders, and (b) on and after the termination of the Revolving Credit Commitments, the sum of the aggregate outstanding principal amount of all Revolving Credit Advances and Swingline Loans, provided that (i) the amount of the Aggregate Revolving Credit Exposure held by any Lender under this clause (b) shall equal the amount of Revolving Credit Loans of such Lender plus the amount of participations purchased by such Lender in Letters of Credit and Swingline Loans (unless such Lender is a Defaulting Lender) and (ii) the amount of the Aggregate Revolving Credit Exposure under this clause (b) held by the Agent with respect to any Letters of Credit and Swingline Loans shall be net of any participations purchased therein by any other Lender (unless such Lender is a Defaulting Lender).

         "Aggregate Term Loan A Exposure" shall mean (a) prior to the date Term Loan A is made, the aggregate amount of the Term Loan A Commitments of all Lenders, and (b) on and after the date Term Loan A is made, the aggregate outstanding principal amount of Term Loan A.

         "Aggregate Term Loan B Exposure" shall mean (a) prior to the date Term Loan B is made, the aggregate amount of the Term Loan B Commitments of all Lenders, and (b) on and after the date Term Loan B is made, the aggregate outstanding principal amount of Term Loan B.

         "Applicable Lending Installation" shall mean, with respect to any office(s), branch(es), Subsidiary(ies) or Affiliate(s) of such Lender selected by such Lender and notified to the Company and the Agent by such Lender from time to time and, with respect to the Agent, any office(s), branch(es), Subsidiary(ies) or Affiliate(s) of the Agent selected by the Agent and notified to the Company and the Lenders.

         "Applicable Margin" shall mean, with respect to any Floating Rate Loan, Eurodollar Loan, Eurocurrency Loan, Letter of Credit fee under Section 2.3(b)(i) and facility fee under Section 2.3(a), as the case may be, the applicable percentage set forth in the applicable table below based upon the Total Leverage Ratio, as adjusted on each date a certificate is required to be delivered pursuant to Section 5.1(d)(ii) or (iii), with the first such change to Applicable Margin being made based upon the Total Leverage Ratio for the fiscal quarter of the Company ending April 2, 2000, and shall remain in effect until the next change to be effected pursuant to this definition, based upon the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter, provided that (a) if any Event of Default has occurred and is continuing the Total Leverage Ratio as of the end of the most recently ended fiscal quarter shall, for the purposes of this definition, be deemed to be greater than 3.75, and (b) as of the Effective Date, the Applicable Margin shall be based upon a Total Leverage Ratio of greater than 3.75.

MSX CREDIT AGREEMENT                                                      Page 2
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
---------------- ----------- ------------- ------------------ ------------- -------------- ------------- -------------
Total Leverage   Facility      Floating       Eurodollar        Floating     Eurodollar      Floating     Eurodollar
     Ratio          Fee          Rate       Revolving Loan,    Rate Term     Term Loan A    Rate Term    Term Loan B
                              Revolving      Eurocurrency        Loan A                       Loan B
                                 Loan       Revolving Loan
                                             and Letter of
                                              Credit Fee
---------------- ----------- ------------- ------------------ ------------- -------------- ------------- -------------
   <=2.75:1       37.5 bps      0 bps          112.5 bps        37.5 bps       150 bps       200 bps       325 bps
---------------- ----------- ------------- ------------------ ------------- -------------- ------------- -------------
   >2.75 but       50 bps       25 bps          150 bps          75 bps        200 bps       200 bps       325 bps
   <=3.25:1
---------------- ----------- ------------- ------------------ ------------- -------------- ------------- -------------
   >3.25 but       50 bps       75 bps          200 bps         125 bps        250 bps       200 bps       325 bps
   <=3.75:1
---------------- ----------- ------------- ------------------ ------------- -------------- ------------- -------------
     >3.75         50 bps      100 bps          225 bps         150 bps        275 bps       225 bps       350 bps
---------------- ----------- ------------- ------------------ ------------- -------------- ------------- -------------

         "Assignment and Acceptance" is defined in Section 9.6(c).

         "Assumption Agreement" is defined in Section 9.6(g).

         "Bank One" shall mean Bank One, NA, a national banking association, including any of its branches and affiliates.

         "Benefit Arrangement" shall mean at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Board of Directors" shall mean the Board of Directors of the Company, or any authorized committee of the Board of Directors.

         "Borrowing" shall mean the aggregation of Advances, including each Letter of Credit Advance, of the Lenders to be made to a Borrower, or continuations and conversions of such Loans, made pursuant to Article II on a single date and, in the case of any Fixed Rate Loans, of a single type and for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans or the type of Advances comprising the related Borrowing, e.g., a "Eurodollar Borrowing" is a Borrowing comprised of Eurodollar Loans and a "Letter of Credit Borrowing" is an Advance comprised of a single Letter of Credit.

         "Borrowing Base" shall mean, as of any date, an amount equal to the sum of (a) 85% of the amount of Eligible Accounts Receivable and (b) 65% of the amount of Eligible Unbilled Receivables.

         "Borrowing Base Certificate" for any date shall mean an appropriately completed report as of such date and substantially in the form of Exhibit A hereto, certified as true and correct as of such date by a duly authorized officer of the Company.

         "Borrowing Subsidiary" shall mean each Subsidiary listed as a Borrowing Subsidiary in Schedule 1.1(a) as amended from time to time in accordance with
Section 9.1.

MSX CREDIT AGREEMENT                                                      Page 3
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         "Business Day" shall mean (a) when such term is used in respect of a day on which a Loan denominated in an Eligible Currency is to be made, a payment is to be made in respect of such Loan or any other dealing in such Eligible Currency is to be carried out pursuant to this Agreement, such term shall mean a LIBOR Business Day which is also a day on which banks are open for general banking business in the city which is the principal financial center of the country of issuance of such Eligible Currency and, if the Advances which are the subject of such borrowing, payment or rate selection are denominated in euro, a day upon which such clearing system as is determined by the Agent to be suitable for clearing or settlement of the euro is open for business; (b) when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a Eurodollar Loan, such day shall be a LIBOR Business Day; and (c) when such term is used in any context in this Agreement (including as described in the foregoing clauses (a) and (b)), such term shall mean a day which, in addition to complying with any applicable requirements set forth in the foregoing clauses (a) and (b), is a day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Detroit or New York are authorized or required by law to close.

         "Capital Expenditures" shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries for such period, as the same are (or should be) set forth, in accordance with Generally Accepted Accounting Principles, in consolidated financial statements of the Company and its Subsidiaries for such period; provided, however, that each of the following shall be excluded from this definition of Capital Expenditures: (a) such additions to property, plant and equipment made with insurance or condemnation proceeds, (b) Capital Expenditures for Creative Technologies provided per a separate schedule to the Agent and the Lenders on or prior to the Effective Date in an amount not to exceed the amount set forth in such schedule applicable to such Investment, (c) Capital Expenditures made contemporaneously with, and in connection with, an Acquisition or those made by a target of any Acquisition prior to the date such target is acquired, in each case to the extent reasonably satisfactory to the Agent, and
(d) Capital Expenditures made to purchase any property which is sold within 180 days of the date purchased pursuant to a permitted sale leaseback transaction.

         "Capital Lease" of any Person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such Person.

         "Capital Stock" shall mean (i) in the case of any corporation, all capital stock (whether common, preferred or any other type) and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

         "Cash Equivalent" shall mean (i) cash in Dollars or, so long as not held for speculative purposes, any Eligible Currency, (ii) securities issued or directly and fully guaranteed or insured by the United States of America, France, Germany, the U.K., any other member state of the European Union, Australia or any other sovereign nation acceptable to the Agent or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any

MSX CREDIT AGREEMENT                                                      Page 4
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Lender or with any domestic or foreign commercial bank or U.S. branch of a foreign bank licensed under the laws of the United States or a State thereof having capital and surplus in excess of $250,000,000 and a Keefe Bank Watch Rating of "B" or better or the equivalent rating from comparable foreign rating agencies, and certificates of deposit and time deposits with maturities of one month or less from the date of acquisition and overnight bank deposits with reputable foreign commercial banks, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having one of the two highest ratings obtained from Moody's or S&P or the equivalent ratings from comparable foreign rating agencies and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the type described in clauses (i) through (vii) above.

         "Change of Control" shall mean the occurrence of any of the following:

              (i) prior to the first public offering of Voting Stock of the Company, the Permitted Investors cease to be entitled (by "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, contract or otherwise) to elect or cause the election of directors having, a majority in the aggregate of the total voting power of the Board of Directors, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Investors or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Investors shall be deemed to beneficially own any Voting Stock of any entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Investors beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

              (ii) after the first public offering of Voting Stock of the Company, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, directly or indirectly), of more than 35% of the total voting power of the Voting Stock of the Company and either (x) the Permitted Holders beneficially own (as defined in clause (i) above) directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors or (y) such other person is entitled to elect directors having a majority of the total voting power of the Board of Directors;

              (iii) after the first public offering of Voting Stock of the Company, during any period of not greater than two consecutive years beginning after the Effective Date, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

              (iv) any "Change of Control" or similar term, as defined in the Senior Subordinated Note Indenture.

MSX CREDIT AGREEMENT                                                      Page 5
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         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Commitments" shall mean, with respect to each Lender, the Revolving Credit Commitment, Term Loan A Commitment and Term Loan B Commitment of such Lender.

         "Consent and Amendment" shall mean the Consent and Amendment of Security Documents dated as of the Effective Date by each of the Borrowers and Guarantors in favor of the Agent and the Lenders.

         "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Contingent Liabilities" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any indebtedness, obligations and liabilities ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligator, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided however, that the term Contingent Liabilities shall not include endorsements of instruments for deposit or collection in the ordinary course of business; provided further, that, for purposes of calculating the financial covenants contained in Sections 5.2(a) through (e), Contingent Liabilities shall be only those Contingent Liabilities that are described in clause (iv) of the definition of Total Debt. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced or established by Bank One, NA from time to time or, when used in connection with any Advance denominated in any Eligible Currency, "Corporate Base Rate" shall mean the correlative floating rate of interest customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue, as determined by the Agent from time to time, which Corporate Base Rate shall change simultaneously with any change in such announced, determined or established rates.

         "Creative Technologies" shall mean Creative Technology Services LLC, a Michigan limited liability company, and its successors.

         "CVC" shall mean Citicorp Venture Capital, Ltd., a New York corporation.

MSX CREDIT AGREEMENT                                                      Page 6
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         "CVC Investor" shall mean (i) CVC, (ii) Citicorp, N.A. and (iii) any officer, employee, or director of CVC so long as such person shall be an employee, officer or director of CVC.

         "Defaulting Lender" shall mean any Lender that fails to make available to the Agent such Lender's Loans required to be made hereunder or shall have not made a payment required to be made to the Agent hereunder. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent the amount of such Defaulting Lender's Loans and all other amounts required to be paid to the Agent pursuant to this Agreement.

         "Deutsche Marks" or "DM" means the lawful money of Germany.

         "Disqualified Stock" shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part prior to a date one year after the Termination Date.

         "Dollar Equivalent" shall mean as of any date, with respect to any amount in a currency other than Dollars, the sum in Dollars resulting from the conversion of such amount from such currency into Dollars at the most favorable spot exchange rate determined by the Agent to be available to it for the purchase of such currency with Dollars at approximately 11:00 a.m. local time of the Applicable Lending Installation on such date as a determination of the Dollar Equivalent is made.

         "Dollars" and "$" shall mean the lawful money of the United States of America.

         "Domestic Subsidiary" shall mean each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

         "EBITDA" shall mean, for any period, Net Income for such period plus all amounts deducted in determining such Net Income on account of (a) Total Interest Expense, (b) income taxes (including Michigan Single Business Tax expense), and (c) depreciation and amortization expense, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Effective Date" shall mean December 7, 1999.

         "Eligible Accounts Receivable" shall mean, as of any date, those accounts receivable evidenced by an invoice owned by the Company or any Subsidiary which are payable in Dollars or in any currency that is readily available, freely traded and convertible into Dollars (valued at the Dollar Equivalent thereof) valued at the face amount thereof less sales, excise or similar taxes outstanding and (to the extent not deducted pursuant to clauses
(a) through (j) below) less returns, discounts, credits and allowances of any nature at any time claimed in writing or issued, owing or granted; but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property or the furnishing of services or other good and sufficient consideration to customers of the Company or any Subsidiary, as the case may be, in the ordinary course of business, (b) that is more than 90 days past due or that contains any deferred payment terms or dating terms outside the ordinary course of business and not customarily included by the Company or its Subsidiaries or not acceptable to the Agent (acting in a commercially reasonable manner), (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Agent under the Security Documents), or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds are subject to any such Lien, but only to the extent of such dispute, contra-account, defense, offset,

MSX CREDIT AGREEMENT                                                      Page 7
counterclaim or Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected or the amount is in dispute, but only to the extent of such dispute, (e) that is due from any Affiliate (other than MascoTech or any of the consolidated Subsidiaries of MascoTech) or Subsidiary of the Company, (f) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity or by any foreign government unless the Company or such Subsidiary, as the case may be, if requested by the Agent fully complies with the Assignment of Claims Act and executes all documents and agreements and causes all documents and agreements to be executed in connection therewith or any similar foreign statute in the case of accounts receivable payable by a foreign government, (g) that is payable by any Person as to which 25% (or 50% in the case of any account debtor incorporated or formed in any jurisdiction other than any State of the United States of America) or more of the aggregate amount of such accounts receivable payable by such Person to the Company or any Subsidiary, as the case may be, do not otherwise constitute Eligible Accounts Receivable pursuant to clause (b) of this definition, (h) that are payable by any Person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (i) which is evidenced by a promissory note or other instrument, other than those trade accounts receivable evidenced by promissory notes or other instruments in the ordinary course of business and consistent with the past practice of the Company or its Subsidiaries, or (j) that for any other reason is at any time deemed by the Agent (acting in a commercially reasonable manner) to be ineligible.

         "Eligible Currency" shall mean the euro, Francs, Deutsche Marks, Pounds Sterling, Italian Lire, Australian Dollars and any other currency (other than Dollars) which is approved and designated as an Eligible Currency by the Agent and the Lenders, provided that each of the foregoing currencies is and remains readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market and as to which the Dollar Equivalent may be readily calculated. If, after the designation of any currency as an Eligible Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, or such country's currency is, in the determination of the Agent, no longer readily available or freely traded or as to which, in the determination of the Agent, a Dollar Equivalent is not readily calculable, then the Agent shall promptly notify the Company and such country's currency shall no longer be an Eligible Currency until such time as the Agent agrees to reinstate such country's currency as an Eligible Currency and promptly, but in any event within five (5) Business Days of receipt of such notice from the Agent, the Borrowers with respect to such Currency shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or an Eligible Currency, as applicable, subject to the other terms contained in this Agreement.

         "Eligible Unbilled Receivables" shall mean, as of any date, those obligations owing the Company or any Subsidiary which would constitute an Eligible Account Receivable (valued at the Dollar Equivalent thereof) but for the fact that an invoice has not been sent by the Company or Subsidiary, provided that each of the following conditions is satisfied for each such obligation: (a) such obligation is covered under a written work order or other agreement between the Company or such Subsidiary and the Person owing such obligation, including price verification, which is binding and enforceable on such Person to pay such obligation, (b) such obligation has not been classified as an Eligible Unbilled Receivable for more than 120 days and (c) such obligation is not at any time otherwise deemed by the Agent (acting in a commercially reasonable manner) to be ineligible.

MSX CREDIT AGREEMENT                                                      Page 8

         "Environmental Certificate" shall mean an appropriately completed environmental certificate in the form of Exhibit B attached hereto delivered by the Borrowers and the Guarantors.

         "Environmental Laws" at any date shall mean all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of hazardous substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "ERISA Group" shall mean the Company, its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

         "euro" and/or "EUR" shall mean the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "Eurocurrency Base Rate" shall mean, with respect to each Interest Period for a Eurocurrency Loan, the rate per annum obtained by dividing (i) the per annum interest rates at which deposits in the relevant Eligible Currency are offered to the Applicable Lending Installation of the Agent by other prime banks in the London interbank market in an amount comparable to the Agent's (or the Agent's Affiliate's) portion of such Eurocurrency Loan and for a period equal to such Interest Period at approximately 11:00 a.m. London time two (2) Business Days prior to the first day of such Interest Period, divided by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System or by any other governmental entity, foreign or domestic, and other fees, charges and other requirements similar thereto or the functional equivalent thereof which the Agent determines to be market practice to take into account in determining the Eurocurrency Base Rate all as conclusively determined by the Agent (absent manifest error), such sum to be rounded up, if necessary, to the nearest whole multiple of one sixteenth of one percent (1/16 of 1%); provided that with respect to any Eurocurrency Loans, an alternative formula shall apply if (a) the Borrower and the Agent shall have agreed to such alternative formula,
(b) such formula is based on the rate determined pursuant to clause (i) above and (c) the Agent shall have determined that such alternative formula more accurately compensates Lenders for the cost of maintaining reserves and similar requirements in respect of such Eurocurrency Loans.

         "Eurocurrency Loan" shall mean a Loan which bears interest at the Eurocurrency Rate.

         "Eurocurrency Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the sum of (a) the Applicable Margin for such day plus (b) the Eurocurrency Base Rate for such Interest Period.

MSX CREDIT AGREEMENT                                                      Page 9

         "Eurocurrency Revolving Loan" shall mean a Revolving Credit Loan which bears interest at the Eurocurrency Rate.

         "Eurodollar Base Rate" shall mean the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Loan to be made by the Agent are offered to the Agent (or any Affiliate of the Agent which is a Lender hereunder) by other prime banks in the London interbank market at approximately 11:00 a.m. local time in London on the second LIBOR Business Day prior to the first day of such Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System; all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

         "Eurodollar Loan" shall mean a Loan which bears interest at a Eurodollar Rate.

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan and for each day during the related Interest Period, the per annum rate that is equal to the sum of (a) the Applicable Margin for such day, plus (b) the Eurodollar Base Rate for such Interest Period.

         "Eurodollar Revolving Loan" shall mean a Revolving Credit Loan which bears interest at a Eurodollar Rate.

         "Eurodollar Term Loan A" shall mean any portion of Term Loan A which bears interest at a Eurodollar Rate.

         "Eurodollar Term Loan B" shall mean any portion of Term Loan B which bears interest at a Eurodollar Rate.

         "Event of Default" shall mean any of the events or conditions described in Section 6.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excess Cash Flow" shall mean for any period, the total of the following, without duplication, for such period for the Company and its Subsidiaries on a consolidated basis: (a) EBITDA, plus (b) increases in deferred income taxes, plus (c) decreases in working capital, less (d) Capital Expenditures (without giving effect to the deduction of the amounts described in clauses (a), (b), (c) and (d) of the definition of Capital Expenditures) and the cash costs of any Acquisitions, without duplication, less (e) Total Interest Expense, less (f) all principal payments (other than payments on any revolving credit facilities of any kind) on any Indebtedness of the Company and its Subsidiaries and required earn out payments during such period in connection with Acquisitions, less (g) decreases in deferred incomes taxes, less (h) increases in working capital, less (i) income taxes paid or accrued, without duplication, less (j) any cash dividends, payments or other distributions in respect of the Capital Stock of the Company, to the extent permitted under
Section 5.2(k), less (k) any extraordinary or non-recurring cash losses of the Company and its Subsidiaries for such period.

         "Excluded Collateral" is defined in Section 2.10(a).

MSX CREDIT AGREEMENT                                                     Page 10

         "Factoring" shall mean any receivable sales and/or factoring in the ordinary course of business consistent with customary practices by any Subsidiary and which is non-recourse to such Subsidiary.

         "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Detroit time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion or, when used in connection with any Advance in any Eligible Currency, "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the local cost of funds rate for obligations in such currency as determined by the Agent..

         "Financial Contract" of a Person shall mean (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (a) EBITDA plus Rental Charges, minus Capital Expenditures, to (b) Fixed Charges, in each case as calculated for the four consecutive fiscal quarters then ending, all as determined in accordance with Generally Accepted Accounting Principles.

         "Fixed Charges" shall mean, for any period, the sum, without duplication, of (a) Total Interest Expense plus (b) all payments of principal and other sums scheduled to be paid during such period by the Company or its Subsidiaries with respect to Indebtedness of the Company or its Subsidiaries, plus (c) Rental Charges accrued during such period by the Company and its Subsidiaries, plus (d) all dividends, distributions and other obligations paid (other than those paid with common stock) with respect to any class of the Company's Capital Stock or any dividend, payment or distribution paid (other than those paid with common stock) in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of the Company's Capital Stock, plus (e) all accrued income taxes (including Michigan Single Business Tax expense) for such period for the Company or its Subsidiaries (but excluding all deferred income taxes unless paid or payable in such period).

         "Fixed Rate Loan" shall mean any Eurocurrency Loan or Eurodollar Loan.

         "Floating Rate" shall mean the per annum rate equal to the sum of (a) the Applicable Margin, plus (b) the greater of the Corporate Base Rate or the sum of the Federal Funds Rate plus 1%, in each case as in effect from time to time, which Floating Rate shall change simultaneously with any change in such Corporate Base Rate or Federal Funds Rate, as the case may be.

         "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

         "Floating Rate Revolving Loan" shall mean any Revolving Credit Loan which bears interest at the Floating Rate.

         "Floating Rate Term Loan A" shall mean any portion of Term Loan A which bears interest at the Floating Rate.

MSX CREDIT AGREEMENT                                                     Page 11

         "Floating Rate Term Loan B" shall mean any portion of Term Loan B which bears interest at the Floating Rate.

         "Foreign Subsidiary" shall mean any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America.

         "Foreign Subsidiary Borrower" shall mean any Borrowing Subsidiary which is a Foreign Subsidiary.

         "Francs" or "FF" shall mean the lawful money of France.

         "France"  shall mean the Republic of France.

         "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Lenders.

         "Germany" shall mean the Federal Republic of Germany.

         "Guaranties" shall mean the guaranties entered into by each of the Guarantors for the benefit of the Agent and the Lenders pursuant to this Agreement in substantially the form of Exhibit C hereto, as amended by the Consent and Amendment and as further amended or modified from time to time.

         "Guarantor" shall mean

(a) with respect to the Lender Indebtedness of each Borrowing Subsidiary:

         (i)  the Company,

         (ii) each present and future Domestic Subsidiary (including without limitation Creative Technologies at such time as it becomes a Subsidiary) of the Company required to execute a Guaranty under Section 2.10,

         (iii) each "Subsidiary Guarantor" as defined in the Senior Subordinated Debt Documents or any other guarantor with respect to any Subordinated Debt at any time,

         (iv) additionally, in the case of each Foreign Borrowing Subsidiary, each parent corporation of such Foreign Subsidiary Borrower and Subsidiary of such Foreign Subsidiary Borrower or parent required to execute a Guaranty under
Section 2.10, and

         (v) any other Person executing a Guaranty at any time with respect to the Lender Indebtedness of such Borrowing Subsidiary.

(b) with respect to the Lender Indebtedness of the Company:

         (i) each present and future Domestic Subsidiary (including without limitation Creative Technologies at such time as it becomes a Subsidiary) of the Company required to execute a Guaranty under Section 2.10,

MSX CREDIT AGREEMENT                                                     Page 12

         (ii) each "Subsidiary Guarantor" as defined in the Senior Subordinated Debt Documents or any other guarantor with respect to any Subordinated Debt at any time, and

         (iii) any other Person executing a Guaranty at any time with respect to the Lender Indebtedness of the Company.

         "Indebtedness" of any Person shall mean, as of any date, without duplication, (a) all obligations of such Person for borrowed money evidenced by bonds, notes, debentures or similar instruments, (b) all reimbursement and similar obligations under outstanding letters of credit, banker's acceptances or similar instruments in respect of drafts or other claims which may be presented or have been presented and have not yet been paid, (c) all obligations of such Person as lessee which are capitalized in accordance with Generally Accepted Accounting Principles under any Capital Lease, (d) all obligations which are secured by any Lien existing on any asset or property of such Person whether or not the obligation secured thereby shall have been assumed by such Person, (e) the unpaid purchase price for goods, property or services acquired by such Person, except for trade accounts and accrued expenses payable arising in the ordinary course of business which are not past due within customary payment terms, (f) the aggregate outstanding amount of all Factoring, Permitted Securitization Transactions and Off Balance Sheet Liabilities, based on the aggregate outstanding amount sold, assigned, discounted or otherwise transferred or financed, whether or not shown as a liability on a consolidated balance sheet of the Company and its Subsidiaries, as reasonably satisfactory to the Agent,
(g) all bank overdrafts, other than bank overdrafts in the United States in the ordinary course of business and which are not material in the aggregate and are outstanding for less than three Business Days, and (h) all Contingent Liabilities of such Person with respect to or relating to Indebtedness of others similar in character to those described in clauses (a) through (g) of this definition.

         "Interest Coverage Ratio" shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (a) EBITDA to (b) Total Interest Expense, in each case as calculated for the four consecutive fiscal quarters then ending, all as determined in accordance with Generally Accepted Accounting Principles.

         "Interest Payment Date" shall mean (a) with respect to any Fixed Rate Loan, the last day of each Interest Period with respect to such Fixed Rate Loan, and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period and (b) in all other cases, the first Business Day of each fiscal quarter of the Company occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

         "Interest Period" means with respect to any Eurodollar Loan or Eurocurrency Loan:

              (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or Eurocurrency Loan and ending one, two, three, or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, provided that prior to the syndication of this Agreement as determined by the Agent, the Borrowers shall be permitted to elect Interest Periods for periods of time between 7 and 14 days and may not elect any Interest Period in excess of 14 days until the earlier of completion of the syndication of this Agreement as determined by the Agent or 90 days after the Effective Date; and

              (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

MSX CREDIT AGREEMENT                                                     Page 13
         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                     (i) if any Interest Period pertaining to a Eurodollar
              Loan or Eurocurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                     (ii) any Interest Period applicable to a Eurodollar Loan or
              Eurocurrency Loan that would otherwise extend beyond the Termination Date, shall end on the Termination Date;

                     (iii) any Interest Period pertaining to a Eurodollar Loan
              or Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Investment" of a Person shall mean any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable and/or accrued expenses arising in the ordinary course of business payable in accordance with customary practices and loans to employees in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Joinder Agreement" shall mean any joinder agreement entered into by a Borrowing Subsidiary subsequent to the date hereof, which shall be in form and substance satisfactory to the Agent.

         "Lender Indebtedness" shall mean (a) the Advances and all other indebtedness, obligations and liabilities of each Borrower and of each Guarantor to the Agent or the Lenders under any Loan Document, and (b) all indebtedness, obligations and liabilities of each Borrower and of each of their respective Subsidiaries to any Lender or such Lender's Affiliates in respect of any Swaps.

         "Letter of Credit" shall mean a standby letter of credit having a stated expiry date or a date upon which the draft must be reimbursed not later than twelve months after the date of issuance (subject to annual extensions) and not later than the fifth Business Day before the Termination Date, issued by the Agent on behalf of the Lenders for the account of a Borrower pursuant to Section 2.1(a) under an application and related documentation acceptable to the Agent requiring, among other things, reimbursement by the Company or such Subsidiary to the Agent in respect of all drafts or other demand for payment honored thereunder in accordance with Section 3.3 and all expenses paid or incurred by the Agent relative thereto. Additionally, all outstanding letters of credit as of the Effective Date issued by the Agent for the account of the Company shall for all purposes be deemed "Letters of Credit" issued hereunder.

         "Letter of Credit Advance" shall mean any issuance of a Letter of Credit under Section 2.4 made pursuant to Section 2.1(a) in which each Lender acquires a pro rata participation.

         "Letter of Credit Documents" shall have the meaning ascribed thereto in
Section 3.3(b).

MSX CREDIT AGREEMENT                                                     Page 14

         "LIBOR Business Day" shall mean a day which is both a Business Day and a day on which dealings in Dollar and Eligible Currency deposits are carried out in the London interbank market.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest deposit arrangement, conditional sale or title retaining contract, sale and leaseback transaction, lessor's or lessee's interest under any capital lease, subordination of any claim or right, or any other type of lien, charge or encumbrance.

         "Loan" shall mean any Revolving Credit Loan, Term Loan A, Term Loan B and any Swingline Loan. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan, Eurocurrency Loan or a Eurodollar Loan and such Floating Rate Loans, Eurocurrency Loans and Eurodollar Loans are referred to herein as "types" of Loans.

         "Loan Document" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Security Documents and any other agreement, instrument or document executed in connection with any of the foregoing at any time.

         "Management Investors" shall mean each of the officers, employees and directors of the Company who own Voting Stock in the Company on the Effective Date, in each case so long as such person shall remain an officer, employee or director of the Company.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X.

         "MascoTech" shall mean MascoTech, Inc., a Delaware corporation.

         "Material Adverse Effect" shall mean (i) a material adverse effect on the financial condition, results of operations, properties, assets, business or prospects of the Company and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Company to perform its obligations under the Loan Documents or (iii) a material adverse effect on the rights and remedies of the Agent or the Lenders under any of the Loan Documents.

         "Material Plan" shall mean at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

         "Maturity Date A" shall mean the earlier to occur of (a) December 7, 2004 and (b) the date Term Loan A is accelerated pursuant to Section 6.2.

         "Maturity Date B" shall mean the earlier to occur of (a) December 7, 2006 and (b) the date Term Loan B is accelerated pursuant to Section 6.2.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Negotiated Rate" shall mean, as to each Swingline Loan, the rate agreed to by the Borrower of such Swingline Loan and the Agent at the time of such Swingline Loan. The Negotiated Rate may be a fixed or a floating rate, and more than one Negotiated Rate may be in effect at any time.

MSX CREDIT AGREEMENT                                                     Page 15

         "Net Cash Proceeds" shall mean, (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Agent for the benefit of the Agent and the Lenders) and other customary fees actually incurred in connection therewith and net of taxes and other liabilities paid or reasonably estimated to be payable as a result thereof and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

         "Net Income" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with Generally Accepted Accounting Principles; provided that in determining Net Income there shall be excluded, without duplication: (a) the income (or loss) of any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (b) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, unless such income is calculated on a pro forma basis acceptable to the Agent in accordance with Section 1.3, in which case such income shall not be excluded from Net Income, (c) the net proceeds of any insurance policy, (d) gains (or non cash losses) from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles, (e) any other extraordinary or non-recurring gains (or non cash losses) of the Company or its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles, and (f) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "Net Worth" shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts, including minority interests, but exclusive of any foreign currency translation adjustment account shown as a capital account of the Company and its Subsidiaries, all on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Note" shall mean any Revolving Credit Note, any Term Note A, any Term Note B or the Swingline Note.

         "Off-Balance Sheet Liability" of a Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capital Lease, (iii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing (as reasonably determined by the Agent) but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(iv) operating leases.

MSX CREDIT AGREEMENT                                                     Page 16

         "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, (b) in respect of principal of Fixed Rate Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by any Borrower hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Business" is defined in Section 5.2(j).

         "Permitted Currency" shall mean Dollars or any Eligible Currency.

         "Permitted Holders" shall mean the CVC Investors, MascoTech, the Management Investors and their respective Permitted Transferees; provided, however, that any Management Investor and any CVC Investor and any Permitted Transferee of a Management Investor or CVC Investor (other than CVC or Citicorp, N.A. or any direct or indirect Subsidiary of CVC or Citicorp, N.A. or any other Person controlled by CVC or Citicorp, N.A.) shall not be a "Permitted Holder" if such Person is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock that represents at least 30% of the aggregate voting power of all classes of the Voting Stock of the Company, voting together as a single class (without giving effect to the attribution of beneficial ownership as a result of any stockholders' agreement as in effect on the Effective Date, and any amendment to such agreement that does not materially change the allocation of voting power provided in such agreement).

         "Permitted Investors" shall mean (i) MascoTech and its Permitted Transferees, (ii) the CVC Investors and (iii) the Management Investors and their respective Permitted Transferees, provided that the Management Investors and their Permitted Transferees do not in the aggregate beneficially own more than 30% of the aggregate voting power of the Voting Stock of the Company (without giving effect to any attribution of beneficial ownership which may result from the Stockholders' Agreement, and any amendment to such agreement that does not materially change the allocation of voting power provided for in such agreement).

         "Permitted Liens" shall mean Liens permitted by Section 5.2(g) hereof.

         "Permitted Securitization Transaction" means any transaction or series of transactions pursuant to which Company or any of its Subsidiaries may sell, convey, or otherwise transfer to a Securitization Entity (in the case of a transfer by Company or any of its Subsidiaries) or any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising or acquired in the future) of Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect to such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, provided (i) the aggregate Indebtedness with respect to all such transactions shall not exceed the amount permitted under this Agreement and (ii) the terms and conditions of such transactions are reasonably acceptable to the Agent.

MSX CREDIT AGREEMENT                                                     Page 17

         "Permitted Transferee" shall mean (a) with respect to any CVC Investor who is an employee, officer or director of CVC or any Wholly-Owned (other than directors' qualifying shares) Subsidiary of CVC, any spouse or lineal descendent (including by adoption) of such CVC Investor so long as such CVC Investor shall be an employee, officer or director of CVC; (b) with respect to MascoTech, any direct or indirect Subsidiary or any other Person controlled by MascoTech; and
(c) with respect to any Management Investor, any spouse or lineal descendent (including by adoption) of such Management Investor so long as such Management Investor shall be an employee, officer or director of the Company.

         "Person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pledge Agreements" shall mean each Pledge Agreement entered into by the Company or any of its Subsidiaries for the benefit of the Agent and the Lenders pursuant to this Agreement substantially in the forms attached hereto as Exhibits D-1 and D-2, as amended by the Consent and Amendment and as further amended or modified from time to time.

         "Pledged Subsidiaries" shall mean those Foreign Subsidiaries 65% of whose Capital Stock has been pledged to the Agent pursuant to a Pledge Agreement.

         "Pounds Sterling" means the lawful money of the U. K.

         "Preferred Stock" as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

MSX CREDIT AGREEMENT                                                     Page 18

         "Reimbursement Agreements" shall mean the Standby Letter of Credit Applications and Reimbursement Agreements executed in connection with the Letters of Credit, as amended or modified from time to time.

         "Related Fund" shall mean, with respect to any Term Loan B Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Term Loan B Lender or by an Affiliate of such investment advisor.

         "Rental Charges" shall mean, for any period, the maximum amount of all rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) accrued by the Company or its Subsidiaries during such period under any lease of real or personal property in respect of which the Company or its Subsidiaries are obligated as a lessee or user, other than any Capital Lease.

         "Reportable Event" shall mean a reportable event as described in
Section 4043(b) of ERISA including without limitation those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

         "Required Lenders" shall mean Lenders holding not less than 51% of the Aggregate Credit Exposure.

         "Required Revolving Credit Lenders" shall mean Lenders holding not less than 51% of the Aggregate Revolving Credit Exposure.

         "Required Term Loan A Lenders" shall mean Lenders holding not less than 51% of the Aggregate Term Loan A Exposure.

         "Required Term Loan B Lenders" shall mean Lenders holding not less than 51% of the Aggregate Term Loan B Exposure.

         "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Revolving Credit Advance" shall mean any Revolving Credit Loan and any Letter of Credit Advance.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Credit Advances in an amount not exceeding in the aggregate principal amount outstanding at any time the Revolving Credit Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as modified pursuant to Section 9.6.

         "Revolving Credit Lenders" shall mean those Lenders which have a Revolving Credit Commitment or, if such Commitment shall have been terminated, have outstanding Revolving Credit Advances.

         "Revolving Credit Loan" shall mean any borrowing under Section 2.4 evidenced by the Revolving Credit Notes and made pursuant to Section 2.1(a).

MSX CREDIT AGREEMENT                                                     Page 19

         "Revolving Credit Notes" shall mean the promissory notes of the Borrowers evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit E, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Securitization Entity" means a wholly-owned Subsidiary that engages in no activities other than Permitted Securitization Transactions and any necessary related activities and that is designated by the Board of Directors of the Company as a Securitization Entity, (i) no portion of the Indebtedness (contingent or otherwise) of which (a) is guaranteed by Company or any Subsidiary of the Company, (b) is recourse to or obligates Company or any Subsidiary of Company in any way, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Securitization Transaction, and (ii) to which neither Company nor any Subsidiary of Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

         "Security Agreements" shall mean each Security Agreement entered into by the Company or any Guarantor for the benefit of the Agent and the Lenders pursuant to this Agreement substantially in the forms attached hereto as Exhibit F-1 and F-2, as amended by the Consent and Amendment and as further amended or modified from time to time, and any other agreement executed by the Company or any of its Subsidiaries granting a Lien for the benefit of the Agent and the Lenders in form or substance satisfactory to the Agent, as amended or modified from time to time.

         "Security Documents" shall mean the Pledge Agreements, the Security Agreements, the Guaranties, the Reimbursement Agreements, the Consent and Amendment and all other agreements and documents delivered pursuant to the Existing Credit Agreement, this Agreement or otherwise entered into by any Person to secure or guaranty the obligations of the Borrowers under this Agreement.

         "Senior Debt" shall mean Total Debt minus any amount of Total Debt which constitutes Subordinated Debt.

         "Senior Leverage Ratio" shall mean, at any time, the ratio of (a) Senior Debt at such time to (b) EBITDA, as calculated as of the four most recently completed fiscal quarters of the Company, all as determined in accordance with Generally Accepted Accounting Principles.

         "Senior Subordinated Debt Documents" shall mean the Senior Subordinated
Note Indenture, the Senior Subordinated Notes and all agreements and documents executed in connection therewith at any time, including without limitation those agreements and documents listed on Schedule 1.1(b) hereto.

         "Senior Subordinated Notes " shall mean the 11-3/8% Senior Subordinated Notes issued by the Company in the aggregate principal amount of $130,000,000 due 2008 issued pursuant to the Senior Subordinated Note Indenture and any other securities issued pursuant to the Senior Subordinated Note Indenture at any time.

         "Senior Subordinated Note Indenture" shall mean the Senior Subordinated Indenture between the Company, the subsidiary guarantors named therein and IBJ Schroder Bank & Trust Company, as trustee, dated as of January 15, 1998, as amended or modified from time to time.

         "Significant Subsidiary" shall mean any one or more Subsidiaries which, if considered in the aggregate as a single Subsidiary would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Exchange Act, provided that no Domestic Subsidiary which is not by itself a Significant Subsidiary shall be included in any Significant Subsidiary if all Domestic Subsidiaries which

MSX CREDIT AGREEMENT                                                     Page 20
are not by themselves Significant Subsidiaries or Guarantors would not constitute a Significant Subsidiary and no Foreign Subsidiary which is not by itself a Significant Subsidiary shall be included in any Significant Subsidiary if all Foreign Subsidiaries which are not by themselves Significant Subsidiaries or Pledged Subsidiaries would not constitute a Significant Subsidiary.

         "Subordinated Debt" shall mean, in the case of the Company, all Indebtedness owing pursuant to the Senior Subordinated Notes and any extensions, refinancings, renewals or refundings thereof and any increases in the amount thereof and, for any Person, any other Indebtedness of such Person which is fully subordinated to all Lender Indebtedness by written agreements and documents in form and substance satisfactory to the Agent and which is governed by terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Agent.

         "Subordinated Debt Documents" shall mean the Senior Subordinated Debt Documents and any other agreement or document evidencing or relating to any Subordinated Debt, whether under the Senior Subordinated Notes or any other Subordinated Debt.

         "Subsidiary" of any Person shall mean any other Person (whether now existing or hereafter organized or acquired) in which (other than directors' qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof. Notwithstanding anything herein to the contrary, an Unrestricted Subsidiary shall not be considered a Subsidiary. Any reference in this Agreement to a Subsidiary shall be deemed reference to a Subsidiary of the Company unless otherwise indicated.

         "Substantial Portion" shall mean, with respect to the property of the Company and its Subsidiaries, property which (a) represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a) above, (c) represents more than 25% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as of the Effective Date or (d) is responsible for more than 25% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (c) above.

         "Swaps" shall mean any interest rate or currency swaps, rate caps or similar transactions, provided that such transactions are entered into by the Company or any of its Subsidiaries to protect against fluctuations in interest rates on Indebtedness of the Company and its Subsidiaries or in exchange rates, and not for speculative purposes.

         "Swingline Loan" shall mean any loan under Section 2.4 evidenced by the Swingline Note and made by the Agent to a Borrower pursuant to Section 2.1(b).

         "Swingline Note" shall mean any promissory note of the Borrowers evidencing the Swingline Loans in substantially the form of Exhibit G hereto, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Term Loan A" shall mean the single borrowing under Section 2.4 evidenced by the Term Loan A Notes and made to the Company pursuant to Section 2.1(c).

MSX CREDIT AGREEMENT                                                     Page 21

         "Term Loan A Commitment" shall mean, with respect to each Lender, the commitment of each Lender to make Term Loan A in an amount not exceeding in the aggregate principal amount outstanding at any time the Term Loan A Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced by payments on the Term Loan A or modified pursuant to
Section 9.6.

         "Term Loan A Lenders" shall mean those Lenders which have a Term Loan A Commitment or, if such Commitments have been terminated, have an outstanding portion of Term Loan A.

         "Term Loan A Notes" shall mean the promissory notes of the Company evidencing Term Loan A, in substantially the form of Exhibit H-1, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor, and "Term Loan A Note" shall mean any one of such Term Loan A Notes.

         "Term Loan B" shall mean the single borrowing under Section 2.4 evidenced by the Term Loan B Notes and made to the Company pursuant to Section 2.1(d).

         "Term Loan B Commitment" shall mean, with respect to each Lender, the commitment of each Lender to make Term Loan B in an amount not exceeding in the aggregate principal amount outstanding at any time the Term Loan B Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced by payments on the Term Loan B or modified pursuant to
Section 9.6.

         "Term Loan B Lenders" shall mean those Lenders which have a Term Loan B Commitment or, if such Commitments have been terminated, have an outstanding portion of the Term Loan B.

         "Term Loan B Notes" shall mean the promissory notes of the Company evidencing Term Loan B, in substantially the form of Exhibit H-2, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor, and "Term Loan B Note" shall mean any one of such Term Loan B Notes.

         "Term Loans" shall mean Term Loan A and Term Loan B.

         "Termination Date" shall mean the earlier to occur of (a) December 7, 2004, and (b) the date on which the Revolving Credit Commitments shall be terminated pursuant to Section 2.2 or 6.2.

         "Total Debt" as of any date, shall mean all Indebtedness of the Company and its Subsidiaries on a consolidated basis and without duplication, but excluding Indebtedness permitted under Section 5.2(f)(x) and (xi), and minus the amount of cash and Cash Equivalents of the Company and its Subsidiaries in excess of $2,000,000 in aggregate amount.

         "Total Interest Expense" shall mean, for any period, total interest and related expense (including, without limitation, that portion of any Capitalized Lease obligation attributable to interest expense in conformity with Generally Accepted Accounting Principles, amortization of debt discount, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, the net costs and net payments under any interest rate hedging, cap or similar agreement or arrangement, prepayment charges, agency fees, administrative fees, facility fees and capitalized transaction costs allocated to interest expense)

MSX CREDIT AGREEMENT                                                     Page 22
paid, payable or accrued during such period, without duplication for any other period, with respect to all outstanding Indebtedness of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis for such period in accordance with Generally Accepted Accounting Principles.

         "Total Leverage Ratio" shall mean, at any time, the ratio of (a) Total Debt at such time to (b) EBITDA, as calculated as of the four most recently completed fiscal quarters of the Company, all as determined in accordance with Generally Accepted Accounting Principles.

         "U.K." shall mean the United Kingdom of Great Britain and Northern Ireland.

         "Unfunded Liabilities" shall mean, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Unmatured Event" shall mean any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Unrestricted Subsidiary" shall mean any Subsidiary designated by the Company as an Unrestricted Subsidiary and approved by the Agent in its discretion, provided that (a) neither the Company nor any Subsidiary of the Company which is not an Unrestricted Subsidiary shall be liable, directly or indirectly, for any of the indebtedness, obligations or other liabilities of any such Unrestricted Subsidiary or for any Contingent Liabilities with respect to any Unrestricted Subsidiary and (b) after giving effect to such designation, no Event of Default or Unmatured Event exists or would be caused thereby, on a pro forma basis acceptable to the Agent. Any Unrestricted Subsidiary may be designated as a Subsidiary by the Company at any time provided that (i) such designation is approved by the Agent and (ii) no Event of Default or Unmatured Event exists or would be caused thereby, all on a pro forma basis acceptable to the Agent.

         "Voting Stock" of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and immediately after January 1, 2000, as such inability affects the business, operations and financial condition of the Company and its Subsidiaries.

         "Year 2000 Program" is defined in Section 4.21.

         1.2. Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Lenders", "Company", "Borrowing Subsidiary", "Borrower", "Borrowers" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term

MSX CREDIT AGREEMENT                                                     Page 23
appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         1.3.   Accounting Terms and Determinations.

                (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with Generally Accepted Accounting Principles provided that, if the Company notifies the Agent that it wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles (or if the Agent notifies the Company that the Required Lenders wish to amend Article V for such purpose), then the Company's compliance with such covenants shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective until either such notice is withdrawn or such covenant or any such defined term is amended in a manner satisfactory to the Company and the Required Lenders. Except as otherwise expressly provided herein, all references to a time of day shall be references to Detroit, Michigan time. Notwithstanding anything herein, in any financial statements of the Company or in Generally Accepted Accounting Principles to the contrary, for purposes of calculating and determining compliance with the financial covenants in Sections 5.2(a), (b), (c), (d) and
(e), including defined terms used therein, (i) no Unrestricted Subsidiary shall be consolidated with the Company and its other Subsidiaries and each Unrestricted Subsidiary shall be treated as if it were an equity interest and all income (except to the extent received by the Company in cash), liabilities and assets of each Unrestricted Subsidiary shall be excluded from all such calculations and determinations thereunder and (ii) any Acquisitions made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the period for which such financial covenants were calculated shall be deemed to have occurred on the first day of the relevant period for which such financial covenants were calculated on a pro forma basis acceptable to the Agent (including, without limitation, adding back such transaction expenses and other charges in connection with acquisitions acceptable to the Agent and excluding such amounts from such pro forma calculations as required by the Agent).

                (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or monthly financial statement under Section 5.1(d) hereof (i) a description in reasonable detail of any material variation between the application or other modification of accounting principles employed in the preparation of such statement and the application or other modification of accounting principles employed in the preparation of the immediately prior annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) if requested by the Agent, reasonable estimates of the difference between such statements arising as a consequence thereof.

                (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 5.2 hereof, the Company will not change the last day of its fiscal year from the date set forth in Schedule
1.3 for each year set forth on such Schedule, or the last days of the first three fiscal quarters in each of its fiscal years from the thirteenth, twenty-sixth and thirty-ninth Sunday after the end of the immediately preceding fiscal year.

MSX CREDIT AGREEMENT                                                     Page 24

                                 2. ARTICLE II


                        THE COMMITMENTS AND THE ADVANCES

         2.1.   Commitments of the Lenders.

                (a) Revolving Credit Advances. Each Revolving Credit Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrowers pursuant to Section 2.4, to participate in Swingline Loans pursuant to Section 2.1(b)(iii) and to participate in Letter of Credit Advances to the Borrowers pursuant to Section 3.3, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(e).

                (b)      Swingline Loans.

                         (i)     Any Borrower may request the Agent to make, and
the Agent may, in its sole discretion, make Swingline Loans to such Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any time the lesser of (A) $30,000,000 or the Dollar Equivalent thereof in Eligible Currencies (the "Swingline Facility") and (B) the aggregate amount of Revolving Credit Advances that could be but is not borrowed as of such date. Except for purposes of clause (B) of the immediately preceding sentence, each Lender's Revolving Credit Commitment shall be deemed utilized by an amount equal to such Lender's pro rata share (based on such Lender's Revolving Credit Commitment) of each Swingline Loan for purposes of determining the amount of Revolving Credit Advances required to be made by such Lender. Each Swingline Loan shall bear interest at the Negotiated Rate and shall mature as agreed by the Agent and such Borrower, not to exceed 30 days after the date thereof. Within the limits of the Swingline Facility, so long as the Agent, in its sole discretion, elects to make Swingline Loans, the Borrowers may borrow and reborrow under this Section 2.1(b)(i).

                         (ii)    The Agent may at any time in its sole and
absolute discretion require that any Swingline Loan be refunded by a Revolving Credit Loan which is in the currency of such Swingline Loan from the Revolving Credit Lenders, and upon written notice thereof by the Agent to the Lenders and such Borrower, such Borrower shall be deemed to have requested a Revolving Credit Loan in an amount equal to the amount of such Swingline Loan (which requested Revolving Credit Loan, absent any specification by the Borrower, shall be a Floating Rate if such Swingline Loan is in Dollars and shall be a Eurocurrency Loan with an Interest Period of one month if such Swingline Loan is denominated in an Eligible Currency), and such Floating Rate Borrowing shall be made to refund such Swingline Loans. Each Revolving Credit Lender shall be absolutely and unconditionally obligated to fund its pro rata share (based on such Lender's Revolving Credit Commitment) of such Floating Rate Borrowing or, if applicable, purchase a participating interest in the Swingline Loans pursuant to Section 2.1(b)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender has or may have against the Agent or any Borrower or any if its Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of an Unmatured Event or an Event of Default, subject to Section 2.1(b)(iii); (C) the occurrence of any Material Adverse Effect; (D) any breach of this Agreement or any other agreement by any other Lender, any Borrower or any Guarantor; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation any Borrower's failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

MSX CREDIT AGREEMENT                                                     Page 25

                         (iii)   If, due to any Event of Default pursuant to
Section 6.1(h) Loans as described in Section 2.1(b)(ii) may not be made by the Revolving Credit Lenders, then (A) the Borrowers agree that each Swingline Loan not paid pursuant to Section 2.1(b)(ii) shall bear interest, payable on demand by the Agent, at the Overdue Rate, and (B) effective on the date each such Loan would otherwise have been made, each Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Unmatured Event or Event of Default or any other circumstances, in lieu of deemed disbursement of loans, to the extent of such Revolving Credit Lender's Revolving Credit Commitment, purchase a participating interest in the Swingline Loans by paying its participation percentage thereof. Each Revolving Credit Lender will immediately transfer to the Agent, in same day funds and in the currency in which such Swingline Loan was made, the amount of its participation. After such payment to the Agent, each Lender shall share on a pro rata basis in any interest which accrues thereon and in all repayments thereof (calculated by reference to its Revolving Credit Commitment). If and to the extent that any Revolving Credit Lender shall not have so made the amount of such participating interest available to the Agent, such Revolving Credit Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of any Borrower, the interest rate specified above and (y) in the case of such Revolving Credit Lender, the Federal Funds Rate for the first five days after the date of demand by the Agent and thereafter at the interest rate specified above.

                (c) Term Loan A. Each Term Loan A Lender further agrees, for itself only, subject to the terms and conditions of this Agreement, to make its pro rata share, based on its Term Loan A Commitment, of a single five-year term loan to the Company in an amount not to exceed $30,000,000. Such Term Loan A shall be made, at Company's request in accordance with Section 2.4, in a single draw on or within three Business Days after the Effective Date of this Agreement.

                (d) Term Loan B. Each Term Loan B Lender further agrees, for itself only, subject to the terms and conditions of this Agreement, to make its pro rata share, based on its Term Loan B Commitment, of a seven-year term loan to the Company in an amount (i) equal to $50,000,000 to be funded on the Effective Date and (ii) not to exceed an additional $25,000,000 to be funded after the Effective Date but on or before the earlier of the date the Agent deems syndication of this Agreement complete or March 31, 2000. Such Term Loan B shall be made, at Company's request in accordance with Section 2.4, in a single draw on or within three Business Days after the Effective Date of this Agreement with respect to the amount of Term Loan B described in clause (i) above and in one or more drawings on or before the earlier of the date the Agent deems syndication of this Agreement complete or March 31, 2000

MSX CREDIT AGREEMENT                                                     Page 26
with respect to the amount of Term Loan B described in clause (ii) above. Any Term Loan B Lender to be added after the Effective Date will become a Term Loan B Lender hereunder and party to this Agreement upon the prior written consent of the Company and the Agent and the execution of an assumption agreement in form and substance acceptable to the Company and the Agent and signed by such new Term Loan B Lender, the Company and the Agent.

                (e) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary:

                         (i)     the Dollar Equivalent of the aggregate
principal amount of the Advances outstanding to the Borrowers shall not exceed the amount of the Borrowing Base;

                         (ii)    the Dollar Equivalent of the aggregate
principal amount of Letters of Credit outstanding at any time shall not exceed $20,000,000;

                         (iii)   the Dollar Equivalent of the aggregate
principal amount of Advances outstanding at any time in currencies other than Dollars shall not exceed the Dollar Equivalent of $50,000,000;

                         (iv)    the aggregate amount of Term Loan A shall not
exceed $30,000,000, and the pro rata share of any Term Loan A Lender's share of the Term Loan A shall not exceed the amount of such Lender's Term Loan A Commitment;

                         (v)     the aggregate amount of Term Loan B shall not
exceed $75,000,000, and the pro rata share of any Term Loan B Lender's share of Term Loan B shall not exceed the amount of such Lender's Term Loan B Commitment; and

                         (vi)    the aggregate amount of the Revolving Credit
Advances and Swingline Loans shall
not exceed the aggregate amount of the Revolving Credit Commitments, and the pro rata share of any Lender's share of the Revolving Credit Advances shall not exceed the amount of such Lender's Revolving Credit Commitment.

                (f) Amendment and Restatement.This Agreement amends and restates the Existing Credit Agreement as of the Effective Date, provided that the Borrowers may give notice of a request for an Advance as of November 30, 1999 for purposes of satisfying the notice requirements for requests for Advances and Section 3.11 shall be effective as of November 30, 1999. All Advances and Letters of Credit outstanding under the Existing Credit Agreement shall constitute Advances and Letters of Credit under this Agreement and all fees and other obligations accrued under the Existing Credit Agreement will continue to accrue and be paid under this Agreement under the terms of this Agreement. The Advances and other obligations pursuant hereto are issued in exchange and replacement for the Advances and other obligations under the Existing Credit Agreement, shall not be a novation or satisfaction thereof and shall be entitled to the same collateral with the same priority. The Lenders acknowledge and agree that such transfers of rights and interests under the Loan Documents shall take place among the Lenders as of the Effective Date to give effect to Commitments set forth on the signature pages hereof.

MSX CREDIT AGREEMENT                                                     Page 27

         2.2.   Termination and Reduction of Commitments.

                (a) The Company shall have the right to terminate or reduce the Revolving Credit Commitments at any time and from time to time, provided that (i) the Company shall give not less than three Business Days' notice of such termination or reduction to the Agent specifying the amount and effective date thereof, (ii) each partial reduction of the Revolving Credit Commitment shall be in a minimum amount of $5,000,000 and in an integral multiple of $500,000 and shall reduce the Revolving Credit Commitments of all of the Lenders proportionately in accordance with the respective Revolving Credit Commitment amounts for each such Lender, (iii) no such termination or reduction shall be permitted with respect to any portion of the Revolving Credit Commitments as to which a request for a Revolving Credit Advance pursuant to Section 2.4 is then pending, and (iv) the Revolving Credit Commitments may not be terminated if any Revolving Credit Advances are then outstanding and may not be reduced below the principal amount of Revolving Credit Advances then outstanding. The Revolving Credit Commitments or any portion thereof terminated or reduced pursuant to this
Section 2.2 may not be reinstated.

                (b) For purposes of this Agreement, a Letter of Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the relevant Borrower.

         2.3.   Fees

                (a) The Company agrees to pay to the Agent for the account of the Lenders a facility fee on the Revolving Credit Commitments, whether used or unused, for each day during the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Margin for such day. Accrued facility fees shall be payable quarterly in arrears within 15 days after the end of each calendar quarter, commencing with the last calendar quarter of 1999, and on the Termination Date.

                (b) Each Borrower agrees to pay to the Agent (i) with respect to each Letter of Credit issued for its account, a fee for each day during the period from and including the date of issuance of such Letter of Credit to and including the stated expiry of such Letter of Credit computed at the Applicable Margin for such day calculated on the maximum amount available to be drawn on such day under such Letter of Credit, which fee shall be paid quarterly in arrears within 15 days after the end of each calendar quarter, which fees shall be for the pro rata benefit of the Lenders and (ii) in addition to all other fees, with respect to each Letter of Credit issued for its account, a fee computed at the rate of 0.15% per annum for each day during the period from and including the date of issuance of such Letter of Credit to and including the stated expiry of such Letter of Credit calculated on the face amount of each Letter of Credit, which fee shall be paid quarterly in arrears within 15 days after the end of each calendar quarter and shall be solely for the account of the Agent. Each Borrower further agrees to pay to the Agent, on demand, such other customary administrative fees, charges and expenses of the Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

MSX CREDIT AGREEMENT                                                     Page 28

                (c) For each day on which the aggregate principal amount of the outstanding Revolving Credit Advances is less than 50% of the aggregate amount of the Revolving Credit Commitments of all of the Revolving Credit Lenders, the Company further agrees to pay to the Agent for the account of each Revolving Credit Lender a non-usage fee on the unused Revolving Credit Commitments for each such day during the period from the Effective Date to but excluding the Termination Date, at a per annum rate equal to 0.25%. For purposes of this Section 2.3(c), Swingline Loans shall be considered usage, and will be deemed usage of each Revolving Credit Lender's Revolving Credit Commitment on a pro rata basis. Accrued non-usage fees shall be payable quarterly in arrears fifteen days after the end of each calendar quarter, commencing with the last calendar quarter of 1999, and on the Termination Date.

                (d) The Company agrees to pay to the Agent agency fees for its services as Agent under this Agreement and for other services in such amounts as may from time to time be agreed to in writing between the Company and the Agent.

         2.4.   Disbursement of Advances.

                (a) Each Borrower shall give the Agent notice of its request for each Advance in substantially the form of Exhibit I hereto not later than 11:00 a.m. Detroit time (i) three LIBOR Business Days prior to the date such Advance is requested to be made if such Advance is to be made as a Eurodollar Borrowing, (ii) five Business Days prior to the date any Letter of Credit Advance is requested to be made, (iii) five Business days prior to the date such Advance is requested to be made if such Advance is to be made as a Eurocurrency Borrowing, (iv) on the Business Day such Advance is requested to be made in the case of any Swingline Loan denominated in Dollars or such other day prior to the date any Swingline Loan denominated in any Eligible Currency is requested to be made as agreed upon between the Agent and such Borrower, (v) three Business Days prior to the date any Term Loan is requested to be made, and
(vi) on the Business Day prior to the date such Advance is requested to be made in all other cases, which notice shall specify whether a Eurodollar Borrowing, a Floating Rate Borrowing, a Eurocurrency Borrowing, a Swingline Loan or a Letter of Credit Advance is requested and, in the case of each requested Fixed Rate Borrowing, the Interest Period to be initially applicable to such Borrowing and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by the Agent. The Agent shall promptly provide notice of such requested Advance (other than Swingline Loans) to each Lender. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Advance (other than a Letter of Credit Advance) shall be made available to such Borrower by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by such Borrower at the Applicable Lending Installation of the Agent or as otherwise agreed to between the Agent and such Borrower. Subject to the terms and conditions of this Agreement, the Agent shall, on the date such Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Lenders for the account of such Borrower. Notwithstanding anything herein to the contrary, (a) the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are contrary to any policy of the Agent applicable to borrowers generally, (b) Revolving Credit Loans denominated in any Permitted Currency other than Dollars may only be made as Eurocurrency Loans and (c) the Term Loans may be denominated only in Dollars.

                (b) Each Lender, not later than 2:00 p.m. local time on the date any Borrowing in the form of a Loan is required to be made, shall make its pro rata share of such Borrowing available in immediately available funds in the currency requested at the Applicable Lending Installation of the Agent for disbursement to such Borrower. Unless the Agent shall have received notice from any Lender prior to the date such Borrowing is requested to be made under this
Section 2.4 that such Lender will not make available to the Agent such Lender's pro rata portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date such Borrowing is requested to be made in

MSX CREDIT AGREEMENT                                                     Page 29
accordance with this Section 2.4. If and to the extent such Lender shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Company, and such Lender and such Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to such Borrower by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to, in the case of such Borrower the interest rate applicable to such Borrowing during such period and, in the case of any Lender, at the Federal Funds Rate for the first five days and at the interest rate applicable to such Borrowing thereafter. If such Lender shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Lender as a part of such Borrowing for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Lender of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent on the date of any such Borrowing.

                (c) All Revolving Credit Loans shall be evidenced by the Revolving Credit Notes, Term Loan A shall be evidenced by the Term Loan A Notes, Term Loan B shall be evidenced by the Term Loan B Notes, and the Swingline Loans shall be evidenced by the Swingline Note and all such Loans shall be due and payable and bear interest as provided in Article III. Each Lender and the Agent is hereby authorized by each Borrower to record on the schedule attached to the Notes, or in its books and records, the date, and amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Lender or the Agent to record, or any error in recording, any such information shall not relieve any Borrower of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Borrowers may borrow Revolving Credit Advances under this Section 2.4 and under Section 3.3, prepay Revolving Credit Advances pursuant to Section 3.1 and reborrow Revolving Credit Advances under this
Section 2.4.

                (d) Nothing in this Agreement shall be construed to require or authorize any Lender to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit for the risk of the Lenders. Upon issuance of a Letter of Credit by the Agent, each Revolving Credit Lender shall automatically acquire a pro rata participation interest in such Letter of Credit Advance based on its respective Revolving Credit Commitment. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Lender on the date such draft or demand is honored unless such Borrower or any of its Subsidiaries shall have satisfied its reimbursement obligation under Section 3.3 by payment to the Agent on such date. Each Lender, on such date, shall make its pro rata share of the amount paid by the Agent available in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Revolving Credit Lender shall not have made any required pro rata portion available to the Agent, such Revolving Credit Lender and the Borrowers, unconditionally and irrevocably, severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Loan disbursed under Section 3.3 in respect of the reimbursement obligation of the Borrowers and the portion of the Loan deemed to have been made by such Defaulting Lender shall be deemed not to have been made. If such Revolving Credit Lender shall pay such amount to the Agent together with such interest, if any, accrued, such amount so paid shall constitute a Revolving Credit Loan by such Lender as part of the Revolving Credit Borrowing

MSX CREDIT AGREEMENT                                                     Page 30
disbursed in respect of the reimbursement obligation of the Borrowers under
Section 3.3 for purposes of this Agreement. The failure of any Revolving Credit Lender to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Revolving Credit Lender of its obligation to make available its pro rata portion of such amount, but no Revolving Credit Lender shall be responsible for failure of any other Revolving Credit Lender to make such pro rata portion available to the Agent. Notwithstanding anything herein to the contrary, it is acknowledged and agreed that Letters of Credit hereunder may be issued for the account of any of the Subsidiaries of the Company, provided that for all purposes of this Agreement and all other Loan Documents both the Company and such Subsidiary shall be deemed the account party thereon and shall be jointly and severally liable for all obligations in connection therewith and the Company shall have obtained an agreement from such Subsidiary that such Subsidiary shall be bound all of the terms and provisions of this Agreement with respect to Letters of Credit, such agreement to be in form and substance satisfactory to the Agent.

         2.5. Conditions for First Disbursement. The obligation of the Lenders to make the first Advance hereunder is subject to receipt by the Agent of the following documents and completion of the following matters, in form and substance satisfactory to the Agent:

                (a) Charter Documents. Certificates of recent date of the appropriate authority or official of each Borrower's and each Guarantor's respective jurisdiction of organization listing all charter documents of each Borrower or each Guarantor, respectively, on file in that office and certifying as to the good standing and corporate existence of each Borrower or each Guarantor, respectively, together with copies of such charter documents of each Borrower or each Guarantor certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower or each Guarantor, respectively;

                (b) By-Laws and Corporate Authorizations. Copies of the by-laws of each Borrower and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by each Borrower and each Guarantor to authorize the execution, delivery and performance by each Borrower and each Guarantor of this Agreement, the Notes and the Security Documents to which each Borrower or such Guarantor, respectively, is a party and the consummation by such Borrower or such Guarantor, respectively, of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower or each Guarantor, respectively;

                (c) Incumbency Certificate. Certificates of incumbency of each Borrower and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers or members, as the case may be, authorized to act on behalf of each Borrower or each Guarantor in connection with this Agreement, the Notes and the Security Documents to which each Borrower and each Guarantor is a party and the consummation by such Borrower or such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and each Guarantor;

                (d) Notes. The Notes duly executed on behalf of each Borrower for each Lender;

                (e) Security Documents. The Security Documents duly executed on behalf of the Company and the Guarantors, as the case may be, granting to the Lenders and the Agent the collateral and security intended to be provided pursuant to Section 2.10, or a confirmation pursuant to the Consent and Amendment of the existing Security Documents executed and delivered pursuant to the Existing Credit Agreement, as determined by the Agent, together with:

MSX CREDIT AGREEMENT                                                     Page 31

                         (i)     Recording, Filing, Etc. Delivery of financing
statements and original stock certificates and transfer powers and completion of such other action (including payment of any applicable taxes or fees) in such jurisdictions as the Agent may deem necessary or appropriate with respect to the Security Documents, together with Uniform Commercial Code record searches in such offices as the Lenders or the Agent may request;

                         (ii)    Casualty and Other Insurance. Evidence that the
casualty and other insurance required pursuant to Section 5.1(c) and the Security Documents is in full force and effect;

                         (iii)   Consents.  A consent and acknowledgement in
form and substance satisfactory to the Agent of any owners of any Capital Stock of any Guarantor, other than the Company or any of its Subsidiaries fully consenting to and acknowledging the guaranty obligations and grant security interests pursuant to the Security Documents and containing such other provisions required by the Agent;

                (f) Legal Opinions. The favorable written opinions of counsel for each Borrower and each Guarantor, substantially in the forms of Exhibits J-1, J-2 and J-3 attached hereto and as to such other matters as the Agent may reasonably request;

                (g) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or if none are required, a certificate of such officer to that effect;

                (h) Environmental Certificate. An Environmental Certificate duly executed by the Borrowers and the Guarantors, or a confirmation thereof pursuant to the Consent and Amendment;

                (i) Certificates. A pro forma covenant compliance certificate, as of the Effective Date, in form and substance satisfactory to the Agent, and a Borrowing Base Certificate as the last day of the month most recently ended prior to the Effective Date; and

                (j) Other Conditions. Such other documents and completion of such other matters as the Agent or any Lender may reasonably request, including without limitation copies of all final projections and financial statements.

         2.6. Further Conditions for Disbursement. The obligation of the Lenders to make any Advance (including the first Advance) is further subject to the satisfaction of the following conditions precedent:

                (a) The representations and warranties contained in Article IV hereof and in the Security Documents shall be true and correct in all material respects on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

                (b) No Event of Default or Unmatured Event shall exist or shall have occurred and be continuing on the date such Advance is made and the making of such Advance shall not cause an Event of Default or Unmatured Event;

MSX CREDIT AGREEMENT                                                     Page 32

                (c) The Agent shall have received the Borrowing Base Certificate pursuant to Section 5.1(d)(v) as of the close of business on the last day of the month preceding the date such Advance is made;

                (d) In addition to all other applicable conditions, in the case of any Letter of Credit Advance, a Borrower shall have delivered to the Agent issuing the related Letter of Credit an application for such Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of such Borrower; and

                (e) The Borrowers shall be deemed to have made a representation and warranty to the Lenders at the time of the making of each Advance to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in
Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

         2.7. Subsequent Elections as to Borrowings. As to Revolving Credit Loans, a Borrower may elect (a) to continue a Fixed Rate Borrowing, or a portion thereof, as a Fixed Rate Borrowing or (b) to convert a Eurodollar Rate Borrowing, or a portion thereof, to a Floating Rate Borrowing or (c) to convert a Floating Rate Borrowing, or a portion thereof, to a Eurodollar Rate Borrowing, in each case by giving notice thereof to the Agent in substantially the form of Exhibit K hereto not later than 10:00 a.m. Detroit time three LIBOR Business Days prior to the date any such continuation of or conversion to a Eurodollar Borrowing is to be effective, 10:00 a.m. local time five LIBOR Business Days prior to the date any such continuation of or conversion to a Eurocurrency Borrowing is to be effective and not later than 10:00 a.m. Detroit time one Business Day prior to the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Borrowing may only be converted on the last day of the then current Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurodollar Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion and no Event of Default or Unmatured Event shall have occurred and be continuing. The Agent shall promptly provide notice of such election to the Lenders. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Borrowing, the Company shall be deemed to have elected to convert such Eurodollar Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing. If a Borrowing Subsidiary shall not timely deliver such notice with respect to any outstanding Eurocurrency Borrowing, such Borrower shall be deemed to have elected to convert such Eurocurrency Borrowing to a Eurocurrency Borrowing with an Interest Period of one month on the last day of the then current Interest Period with respect to such Borrowing.

         2.8.   Minimum Amounts; Limitation on Number of Borrowings. Except for
(a) Advances and conversions thereof which exhaust the entire remaining amount of the Commitments and (b) payments required pursuant to Section 3.8, each Borrowing and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of, in the case of Fixed Rate Borrowings, $2,000,000 and in integral multiples of $500,000, and in the case of Floating Rate Borrowings, $500,000 and in integral multiples of $500,000. No more than eight Interest Periods shall be permitted to exist at any one time with respect to all Borrowings outstanding hereunder from time to time.

         2.9. Borrowing Base Adjustments. The Borrowers agree that if at any time any trade account receivable of the Company or any Subsidiary fails to constitute Eligible Accounts Receivable for any reason or any amount included within Eligible Unbilled Receivables fails to constitute Eligible Unbilled Receivables for any reason, the Agent may, at any time upon written notice to the Company and notwithstanding any prior classification of eligibility, classify such asset as ineligible and exclude the same from the computation of the Borrowing Base. Additionally, the Agent may establish such reserves against

MSX CREDIT AGREEMENT                                                     Page 33
the Eligible Accounts Receivables and Eligible Unbilled Receivables from time to time as determined by the Agent (in a commercially reasonable manner), in each case without in any way impairing the rights of the Lenders and the Agent in and to the same under the Security Agreements.

         2.10. Guaranties; Security and Collateral. To secure and guarantee, as the case may be, the payment when due of the Lender Indebtedness, the Borrowers and each Guarantor shall execute and deliver, or cause to be executed and delivered, to the Lenders and the Agent Security Documents granting the following:

                (a) Security interests in all present and future accounts, inventory, equipment, fixtures and all other personal property of the Company, each other Borrower which is a Domestic Subsidiary and each Guarantor which is a Domestic Subsidiary, excluding the following (the following described assets in this parenthetical are defined as the "Excluded Collateral") (i) motor vehicles, instruments and chattel paper with an aggregate value for all of the foregoing less than $1,000,000, (ii) real property leases and (iii) rights arising under any contracts or licenses (other than, in each of the foregoing cases, any right to receive payment) as to which a grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, provided that the Company shall notify the Agent of any such restriction and shall use all reasonable efforts to obtain any required consent to the extent requested by the Agent;

                (b) Pledges of 100% of the Capital Stock of certain Subsidiaries which are Domestic Subsidiaries owned directly by the Company or any Domestic Subsidiary and 65% of all Capital Stock of certain Foreign Subsidiaries owned directly by the Company or by any Domestic Subsidiary and Guaranties of certain present and future Domestic Subsidiaries such that, at all times, the Domestic Subsidiaries which are not Guarantors and that do not have 100% of their Capital Stock pledged pursuant to Pledge Agreements and the Foreign Subsidiaries owned directly by the Company that do not have 65% of their Capital Stock pledged pursuant to Pledge Agreements do not, if considered in the aggregate as a single Subsidiary, constitute a Significant Subsidiary; provided, however, that Chelsea Computer Consultants, Inc. shall not be required to execute a Guaranty, and shall be excluded for purposes of determining the Subsidiaries that are required to become Gaurantors under this Section 2.10(b), so long as Chelsea Computer Consultants, Inc. is prohibited by its agreements existing as of the date hereof from becoming a Guarantor, provided, further, that the Company will not permit Chelsea Computer Consultants, Inc. to extend such prohibition or make such prohibition more restrictive. In connection with the delivery of any such Guaranties and Pledge Agreements, the Company and the Guarantors shall provide such other documentation to the Agent, including, without limitation, if requested by the Agent, one or more opinions of counsel satisfactory to the Agent, corporate documents and resolutions and consents and other documents (further including, without limitation, such consents from any shareholders or other owners of any Subsidiary to the execution and performance of such Loan Documents by such Subsidiary), which in the opinion of the Agent are necessary or advisable in connection therewith;

                (c) Guaranties of each other Guarantor, other than Domestic Subsidiaries covered by clause (b) above; and

                (d) All other security and collateral described in the Security Documents.

Upon request of the Agent, (i) the Company and the Guarantors which are Domestic Subsidiaries shall execute and deliver such agreements and documents reasonably requested by the Agent to grant a first priority lien and security interest on all real property owned by the Company and the Guarantors, (ii) each Borrowing Subsidiary (which shall include, without limitation, the Borrowing Subsidiary in the U.K.) shall execute and deliver all agreements and documents reasonably requested by the Agent to grant a first priority lien and security interest on all assets owned by such Borrowing Subsidiary, to secure the

MSX CREDIT AGREEMENT                                                     Page 34
indebtedness and other obligations of such Borrowing Subsidiary owing pursuant to the Loan Documents, unless it is prohibited by applicable law or existing contractual restrictions from doing so or it is reasonably determined by the Agent to be impractical or unreasonably costly, and (iii) each parent corporation of a Foreign Subsidiary Borrower and Subsidiary of such Foreign Subsidiary Borrower or parent that is organized under the same jurisdiction as such Foreign Subsdiary Borrower will execute a Guaranty with respect to the Lender Indebtedness of such Foreign Borrowing Subsidiary and will execute and deliver all agreements and documents reasonably requested by the Agent to grant a first priority lien and security interest on all of its assets to secure such Guaranty, unless it is prohibited by applicable law or existing contractual restrictions from doing so or it is reasonably determined by the Agent to be impractical or unreasonably costly.


                                  ARTICLE III


                      PAYMENTS AND PREPAYMENTS OF ADVANCES


         3.1.   Principal Payments.

                (a) Unless earlier payment is required under this Agreement, each Borrower shall pay on the Termination Date the entire outstanding principal amount of its Revolving Credit Advances outstanding.

                (b) The Company hereby unconditionally promises to pay to the Agent for the pro rata account of each Term Loan A Lender the unpaid principal amount of Term Loan A in 20 quarterly principal payments as follows:

------------------------------------------------------------ ---------------------------------------------------------
PAYMENT DATE                                                                  PRINCIPAL INSTALLMENT
============================================================ =========================================================

March 31, 2000                                                                       $750,000
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2000                                                                        $750,000
------------------------------------------------------------ ---------------------------------------------------------
September 30, 2000                                                                   $750,000
------------------------------------------------------------ ---------------------------------------------------------
December 31, 2000                                                                    $750,000
------------------------------------------------------------ ---------------------------------------------------------
March 31, 2001                                                                      $1,125,000
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2001                                                                       $1,125,000
------------------------------------------------------------ ---------------------------------------------------------
September 30, 2001                                                                  $1,125,000
------------------------------------------------------------ ---------------------------------------------------------
December 31, 2001                                                                   $1,125,000
------------------------------------------------------------ ---------------------------------------------------------
March 31, 2002                                                                      $1,500,000
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2002                                                                       $1,500,000
------------------------------------------------------------ ---------------------------------------------------------
September 30, 2002                                                                  $1,500,000
------------------------------------------------------------ ---------------------------------------------------------
December 31, 2002                                                                   $1,500,000
------------------------------------------------------------ ---------------------------------------------------------
March 31, 2003                                                                      $1,875,000
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2003                                                                       $1,875,000
------------------------------------------------------------ ---------------------------------------------------------
September 30, 2003                                                                  $1,875,000
------------------------------------------------------------ ---------------------------------------------------------
December 31, 2003                                                                   $1,875,000
------------------------------------------------------------ ---------------------------------------------------------
March 31, 2004                                                                      $2,250,000
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2004                                                                       $2,250,000
------------------------------------------------------------ ---------------------------------------------------------

MSX CREDIT AGREEMENT                                                     Page 35

------------------------------------------------------------ ---------------------------------------------------------
PAYMENT DATE                                                                  PRINCIPAL INSTALLMENT
============================================================ =========================================================
September 30, 2004                                                                  $2,250,000
------------------------------------------------------------ ---------------------------------------------------------
Maturity Date A                                                                     $2,250,000
------------------------------------------------------------ ---------------------------------------------------------

         Term Loan A shall be paid in full on Maturity Date A. Notwithstanding the foregoing, any of the above payments (other than the payment due on Maturity Date A) may be made on or within six Business Days of the payment date listed above to facilitate the making of payments at the end of an Interest Period.

                (c) The Company hereby unconditionally promises to pay to the Agent for the pro rata account of each Term Loan B Lender in the unpaid principal amount of Term Loan B in 28 quarterly principal payments as follows:

------------------------------------------------------------ ---------------------------------------------------------
PAYMENT DATE                                                                  PRINCIPAL INSTALLMENT
============================================================ =========================================================
March 31, 2000                                                       0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2000                                                        0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
September 30, 2000                                                   0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
December 31, 2000                                                    0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
March 31, 2001                                                       0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2001                                                        0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
September 30, 2001                                                   0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
December 31, 2001                                                    0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
March 31, 2002                                                       0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2002                                                        0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
September 30, 2002                                                   0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
December 31, 2002                                                    0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
March 31, 2003                                                       0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2003                                                        0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
September 30, 2003                                                   0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
December 31, 2003                                                    0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
March 31, 2004                                                       0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2004                                                        0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
September 30, 2004                                                   0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
December 31, 2004                                                    0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
March 31, 2005                                                       0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2005                                                        0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
September 30, 2005                                                   0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
December 31, 2005                                                    0.25% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
March 31, 2006                                                       23.5% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
June 30, 2006                                                        23.5% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
September 30, 2006                                                   23.5% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------
Maturity Date B                                                      23.5% of the final amount of Term Loan B
------------------------------------------------------------ ---------------------------------------------------------


         Term Loan B shall be paid in full on Maturity Date B. Notwithstanding the foregoing, any of the above payments (other than the payment due on Maturity Date B) may be made on or within six Business Days of the payment date listed above to facilitate the making of payments at the end of an Interest Period.

MSX CREDIT AGREEMENT                                                     Page 36

                (d) In addition to all other payments of the Term Loans required hereunder, the Company shall prepay the Term Loans by an amount equal to 100% of all of the Net Cash Proceeds from any sale or other disposition of any assets (other than the sale of inventory in the ordinary course of business upon customary credit terms, sales of scrap or obsolete material or equipment which are not material in the aggregate, sales of assets pursuant to a Permitted Securitization Transaction, disposition of Cash Equivalents, sales of assets described on Schedule 5.2(i) and transfers of assets, including without limitation Capital Stock, between Guarantors or between the Company and Guarantors or between Subsidiaries which are not Guarantors or from a Subsidiary which is not a Guarantor to a Guarantor or the Company) in excess of $2,000,000 in aggregate amount in any fiscal year (other than such Net Cash Proceeds from the sale of assets which are used or contractually committed to be used within 180 days of the date received to replace the assets so sold or otherwise disposed of with an asset of comparable value or to acquire an asset of comparable value), which payments shall be due 20 days after the end of each month for all such sales and other dispositions during such month. The Company shall provide a certificate to the Agent within 20 days after each sale of assets which, but for the above parenthetical, would cause a prepayment under this Section 3.1(d), which certificate shall describe such sale of assets and estimate when such Net Cash Proceeds will be used to purchase assets of a comparable value, and if such Net Cash Proceeds are not used or contractually committed to be used within 180 days after such sale or such earlier date when the Company has determined not to purchase assets of comparable value with such Net Cash Proceeds the Company will then prepay the Loans with such Net Cash Proceeds. Subject to Section 3.1(i), such mandatory prepayments shall be applied pro rata between the Term Loans and shall be applied to installments thereon in the inverse order or maturities until paid in full.

                (e) In addition to all other payments of the Loans required hereunder, the Company shall prepay the Term Loans by an amount equal to 50% of the Excess Cash Flow for each fiscal year of the Company, commencing with the 2000 fiscal year, payable 105 days after the end of each fiscal year. Subject to
Section 3.1(i), such mandatory prepayments shall be applied pro rata between the Term Loans and shall be applied to installments thereon in the inverse order or maturities until paid in full.

                (f) In addition to all payments of the Term Loans required hereunder, the Company shall prepay the Term Loans by an amount equal to 100% of the Net Cash Proceeds from (i) the issuance or other sale of any Capital Stock of the Company or any of its Subsidiaries (excluding such Net Cash Proceeds from Capital Stock issued to employees, directors or consultants of the Company or its Subsidiaries up to $10,000,000 in any 12 month period) or (ii) the incurrence of any Subordinated Debt by the Company or any of its Subsidiaries on or after the Effective Date to the extent the amount of such Subordinated Debt in the aggregate exceeds an amount equal to $150,000,000 minus the aggregate amount of Term Loan B made at any time. Subject to Section 3.1(i), such mandatory prepayments on the Term Loans shall be applied pro rata between the Term Loans and shall be applied to installments thereon in the inverse order or maturities until paid in full.

                (g) In addition to any other payment required hereunder, if the Advances at any time exceed the amount allowed pursuant to Section 2.1(e), the Borrowers shall prepay the Advances by an amount equal to or greater than such excess. Any such payments required under this clause (g) shall be applied first to Revolving Credit Advances until paid in full, and if any additional payments are required under this clause (g) such payments shall be applied to the Term Loans if an Event of Default has occurred and is continuing or, if no Event of Default has occurred and is continuing, at the option of the Company, such payment shall be applied to the Term Loans or deposited into a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Lender Indebtedness and to be released by the Agent to the Borrower to the extent the amount therein is greater than the amount by which the Advances exceed the amount allowed pursuant to Section 2.1(e).

MSX CREDIT AGREEMENT                                                     Page 37

                (h) The Borrowers shall (i) give the Agent at least three Business Days' notice of each prepayment that the Borrowers expect to make on Term Loan B pursuant to Sections 3.1(d), (e) and (f), in each case specifying the amount of such prepayment and a brief description of the event or events which cause such prepayment to be made.

                (i)      (i)     At least five Business Days before the date (an
"Unscheduled Prepayment Date") on which any prepayment of the Term Loan B (a "Term Loan B Unscheduled Prepayment") would, but for the provisions of this subsection (i), become payable pursuant to Sections 3.1(d), (e) and (f) the Company shall deliver a notice conforming to the requirements of paragraph (ii) below (a "Term Loan B Prepayment Notice") to the Agent and on or before such Unscheduled Prepayment Date, the Company shall deposit in a cash collateral account with the Agent an amount equal to such Term Loan B Unscheduled Prepayment (together with interest accrued thereon to but excluding the Deferred Term Loan B Prepayment Date specified in such Term Loan B Prepayment Notice). Such Term Loan B Unscheduled Prepayment shall not be made on such Unscheduled Payment Date but shall instead be deferred as provided in this subsection (i). Upon receipt of any Term Loan B Prepayment Notice, the Agent shall promptly notify each Term Loan B Lender of the contents hereof.

                         (ii)    Each Term Loan B  Prepayment  Notice shall (w)
set forth the amount of the relevant Term Loan B Unscheduled Prepayment and the portion thereof that each Term Loan B Lender will be entitled to receive if it accepts prepayment of its Term Loan B Loans in accordance with this subsection,
(x) contain an offer to prepay on a specified date (a "Deferred Term Loan B Prepayment Date"), which shall not be less than 10 days or more than 25 days after the date of such Term Loan B Prepayment Notice, the Term Loan B Loans of such Term Loan B Lender by an aggregate principal amount equal to such Term Loan B Lender's share of such Term Loan B Unscheduled Prepayment, (y) request such Term Loan B Lender to notify the Company and the Agent in writing, no later than the fifth Business Day before the Deferred Term Loan B Prepayment Date, of such Term Loan B Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment and (z) inform such Term Loan B Lender that, if it fails to reject such offer in writing on or before the fifth Business Day before such Deferred Term Loan B Prepayment Date, it shall be deemed to accept such offer. Each Term Loan B Prepayment Notice shall be given by facsimile and confirmed by hand delivery or overnight courier service, in each case addressed to the Agent and each Term Loan B Lender as provided herein.

                         (iii)   On each Deferred Term Loan B Prepayment Date,
the Agent shall withdraw from such cash collateral account the amount deposited therein with respect to the relevant Term Loan B Unscheduled Prepayment (and any interest earned thereon) and shall apply such amount as follows:

                         (x) to prepay a portion of the principal of the Term Loan B Loans of each Term Loan B Lender that shall have accepted (or be deemed to have accepted) such prepayment in accordance with the related Term Loan B Prepayment Notice (an "Accepting Term Loan B Lender") equal to the portion of the relevant Term Loan B Unscheduled Prepayment initially allocated to such Accepting Term Loan B Lender;

                         (y) to prepay a portion of the principal of the Term Loan A and the Term Loan B Loans of the Accepting Term Loan B Lenders, ratably in proportion to the then outstanding principal amounts thereof, in an aggregate amount equal to the portion of the relevant Term Loan B Unscheduled Prepayment initially allocated to the Term Loan B Lenders that rejected such prepayment; and

                         (z) to pay interest accrued on the principal amounts so prepaid to the date of prepayment.

MSX CREDIT AGREEMENT                                                     Page 38

If the amount withdrawn from such cash collateral account is not sufficient to make the foregoing payments, the Company shall pay to the Agent on such Deferred Term Loan B Prepayment Date an amount equal to the shortfall. Notwithstanding anything herein to the contrary, if all of the Revolving Credit Loans and Term Loan A are paid in full, the Term Loan B Lenders may not refuse a prepayment on Term Loan B.

              (j) In the event that the Company makes any prepayment of Term Loan B at any time (i) on or prior to the date one year after the Effective Date, the Company shall pay to each Term Loan B Lender a prepayment premium equal to 1.50% of the amount prepaid to such Lender or (ii) after the date one year after the Effective Date but on or prior to the date two years after the Effective Date, the Company shall pay each Term Loan B Lender a prepayment premium equal to 0.50% of the amount prepaid to such Lender. The Company agrees that the amounts payable pursuant to this Section are a reasonable preestimate of loss and not a penalty. Such amounts are payable as liquidated damages for the loss of bargain and payment of such amounts shall not in any way reduce, affect or impair any other obligations of the Company under this Agreement.

              (k) Subject to Section 3.1(g) hereof, the Borrowers may at any time and from time to time prepay all or a portion of the Loans, without premium or penalty, provided that (i) the Borrowers may not prepay any portion of any Loan as to which an election of or a conversion to a Fixed Rate Loan is pending pursuant to 2.7, (ii) the Borrowers shall comply with all requirements of
Section 3.11 in connection with any payment of any Fixed Rate Loan and (iii) the Borrowers will provide three Business Days' prior written notice of any prepayment of a Fixed Rate Loan and shall provide one Business Day's prior written notice of any prepayment of a Floating Rate Loan.

         3.2. Interest Payments. Each Borrower shall pay interest to the Lenders on the unpaid principal amount of each of its Loans, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

              (a) During such periods that such Loan is an Floating Rate Loan, the Floating Rate.

              (b) During such periods that such Loan is a Eurodollar Loan, the Eurodollar Rate applicable to such Loan for each related Interest Period.

              (c) During such periods that such Loan is a Eurocurrency Loan, the Eurocurrency Rate applicable to such Loan for such related Interest Period.

              (d) With respect to Swingline Loans, at the Negotiated Rate.

Notwithstanding the foregoing paragraphs (a), (b), (c) and (d), each Borrower shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any of its Loans and any other amount payable by it hereunder (other than interest) which is not paid when due, whether at stated maturity, by acceleration or otherwise.

         3.3. Letter of Credit Reimbursement Payments. (a) (i) Each Borrower agrees to pay to the Agent, not later than 1:00 p.m. local time on the date on which the Agent shall honor a draft or other demand for payment presented or made under a Letter of Credit issued for the account of such Borrower (or on the Business Day after receipt by such Borrower from the Agent of the notice referred to in the next sentence, if later), an amount equal to the amount paid by the Agent in respect of such draft or other



MSX CREDIT AGREEMENT                                             Page 39
demand under such Letter of Credit and all reasonable expenses paid or incurred by the Agent relative thereto (the "Reimbursement Amount"). The Agent shall, on the date of each demand for payment under any Letter of Credit issued by the Agent, give such Borrower notice thereof and of the amount of such Borrower's reimbursement obligation and liability for expenses relative thereto. In the case of the Company, if the Company shall not have made such payment to the Agent on such day, upon each such payment by the Agent, the Company shall be deemed to have elected to satisfy its reimbursement obligation by a Floating Rate Borrowing in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit, and the Agent shall be deemed to have disbursed to the Company, for the account of the Revolving Credit Lenders, the Floating Rate Loans comprising such Floating Rate Borrowing, and each Revolving Credit Lender shall make its share of each such Floating Rate Borrowing available to the Agent in accordance with this Agreement. Such Floating Rate Loans shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan and, to the extent of the Floating Rate Loans so disbursed, the reimbursement obligation of the Company with respect to such Letter of Credit under this subsection (a)(i) shall be deemed satisfied.

              (ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to any Borrower pursuant to Section 6.1(h)) Floating Rate Loans may not be made by the Revolving Credit Lenders as described in subsection (a)(i) of this Section 3.3 or in the case of any Letter of Credit Advance made to any Borrowing Subsidiary, (A) each Borrower agrees that each Reimbursement Amount not paid pursuant to the first sentence of subsection (a)(i) of this Section 3.3 shall bear interest, payable on demand by the Agent, at the interest rate then applicable to Floating Rate Loans in the case of any Letters of Credit denominated in Dollars and at the correlative floating rate of interest customarily applicable to similar transactions of credit to corporate borrowers denominated in such currency in the country of issue, as determined by the Agent, in the case of any Letter of Credit denominated in any Eligible Currency, and (B) effective on the date each such Floating Rate Loan would otherwise have been made with respect to any Letter of Credit in the case of any Letter of Credit denominated in Dollars or, in the case of any Letter of Credit denominated in any Eligible Currency, effective on the date the Reimbursement Amount is due thereunder, each Revolving Credit Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Event of Default or Unmatured Event or any other event or condition to the extent of such Revolving Credit Lender's pro rata share (based on the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders then constituted by such Revolving Credit Lender's Revolving Credit Commitment) purchase a participating interest in each unreimbursed draft under a Letter a Credit. Each such Revolving Credit Lender will immediately transfer to the Agent, in same day funds, the amount of its participation. Each such Revolving Credit Lender shall share on a pro rata basis in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such participating interest available to the Agent, such Revolving Credit Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at the Federal Funds Rate for the first five days after such demand and at the Overdue Rate thereafter.

              (iii) Each Revolving Credit Lender shall be obligated, absolutely and unconditionally, to make Floating Rate Loans pursuant to Section 3.3(a)(i) to purchase and fund participation interests in Letters of Credit pursuant to
Section 2.4(d) and 3.3(a)(ii) and the obligation shall not be affected by any circumstance whatsoever, including, without limitation, (i) any set off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or any Borrower may have against the Agent, any Borrower or anyone else for any reason whatsoever, (ii) the occurrence of any Event of Default or Unmatured Event (iii) the occurrence of any Material Adverse Effect, (iv) any breach of this Agreement by any Borrower, any of their respective Subsidiaries, the Agent, or any other Revolving Credit Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the


MSX CREDIT AGREEMENT                                             Page 40
foregoing, including without limitation any termination or other limitation on the Revolving Credit Commitments or any failure to satisfy any conditions precedent to any Advance contained herein or any other provision of this Agreement.

              (b) To the fullest extent permitted by law, the reimbursement obligation of each Borrower under this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of such Borrower to the Revolving Credit Lenders hereunder shall have been satisfied, and such obligations of such Borrower shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, such Borrower:

                  (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                  (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                  (iii) The existence of any claim, setoff, defense or other right which any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Lender or any other Person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                  (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) Payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                  (vi) Any failure, omission, delay or lack on the part of the Agent or any Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent any Lender or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent any Lender or any such party; or

                  (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of any Borrower from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to any Borrower against the Agent or any Lender. Nothing in this Section 3.3 shall limit the liability, if any, of the Agent or the Lenders to any Borrower pursuant to
Section 3.3(c).

              (c) Each Borrower hereby indemnifies and agrees to hold harmless the Lenders, the Agent and their respective officers, directors, employees and agents, from and against any and all claims,


MSX CREDIT AGREEMENT                                             Page 41
damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders, the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit issued for its account, and neither any Lender, the Agent nor any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;
(iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that no Borrower shall be required to indemnify the Lenders, the Agent and such other Persons, and the Lenders shall be severally liable to such Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered such Borrower which were caused by (A) the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or wilful misconduct of the Agent; provided that none of the Agent, any Lender or any such Person shall have the right to be indemnified hereunder for its own gross negligence or wilful misconduct as determined by a court of competent jurisdiction. It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or wilful misconduct of the Agent in connection with such payment. It is further acknowledged and agreed that the Borrowers may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Lenders or the Agent are alleged to be liable and it shall be a precondition of the assertion of any liability of the Lenders or the Agent under this Section that the Borrowers shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

              (d) For purposes of this Agreement, the outstanding amount of any Letter of Credit issued in any currency other than Dollars shall equal the Dollar Equivalent thereof.

         3.4. Payment Method.

              (a) All payments to be made by any Borrower hereunder will be made in Dollars or the Permitted Currency in which the related obligations were incurred and in immediately available funds to the Agent for the account of the Lenders at its Applicable Lending Installation not later than 1:00 p.m. local time on the date on which such payment shall become due. Payments received after 1:00 p.m. local time shall be deemed to be payments made prior to 1:00 p.m. local time on the next succeeding Business Day. Each Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of principal, interest and fees due under Section 2.3 (subject to sufficient funds being available in such account for that purpose).

              (b) At the time of making each such payment, the relevant Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Advance or other obligation of


MSX CREDIT AGREEMENT                                             Page 42
such Borrower hereunder to which such payment is to be applied. In the event that such Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine.

              (c) On the day such payments are deemed received, the Agent shall remit to the Lenders their pro rata shares of such payments in immediately available funds, (i) in the case of payments of principal and interest on any Borrowing, determined with respect to each such Lender by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all the Lenders included in such Borrowing and (ii) in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(c) and amounts payable to any Lender under Section 2.4, 3.9 or 3.11), determined with respect to each such Lender by the ratio which the Revolving Credit Commitment of such Lender bears to the Revolving Credit Commitments of all the Lenders.

         3.5. No Setoff or Deduction. All payments of principal and interest on the Loans and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments, or other charges are required to be withheld from any amounts payable hereunder with respect to any Advance in any Eligible Currency, the amounts so payable shall be increased to the extent necessary to yield to the payee thereof the interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement.

         3.6. Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period, provided that the computation of interest at the Floating Rate shall be made on the basis of a year of 365 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

         3.7. Impossibility; Interest Rate Inadequate or Unfair. If before the beginning of any Interest Period:

              (a) deposits in the relevant Permitted Currency (in the applicable amounts) are not being offered to the Agent in the relevant market for such Interest Period, or

              (b) the Required Lenders advise the Agent that the Eurodollar Base Rate or Eurocurrency Base Rate, as the case may be, will not adequately and fairly reflect the cost to such Lenders of maintaining, making or funding, for such Interest Period, the Fixed Rate Loans to which such Interest Period applies, the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations, if any, of the Lenders to make such Fixed Rate Loans, as the case may be, shall be suspended. In the case of Eurodollar Loans, unless the relevant Borrower notifies the Agent not later than 3:00 p.m. (Detroit time)


MSX CREDIT AGREEMENT                                             Page 43
on the Business Day before the beginning of such Interest Period that such Borrower elects not to borrow on such date, such Borrowing shall, subject to the provisions of Section 2.6, be a Floating Rate Borrowing. Promptly after the Agent receives any such notice from a Borrower under this Section 3.7, the Agent shall notify each Lender of the contents thereof. Any such notice from any Borrower shall be irrevocable once the Agent begins notifying any Lender of the contents thereof.

         3.8. Illegality. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or compliance by any Lender (or its Applicable Lending Installation) with any request or directive (whether or not having the force of law) of any such authority shall make it unlawful or impossible for such Lender (or its Applicable Lending Installation) to honor its binding legal obligations, if any, hereunder to make, maintain or fund any type of Fixed Rate Loans, such Lender shall so notify the Agent, and the Agent shall forthwith give notice thereof to the Borrowers, whereupon until such Lender notifies the Agent that the circumstances giving rise to such suspension no longer exist, the obligation, if any, of such Lender to make such type of Fixed Rate Loans shall be suspended. Before any Lender gives any notice of unlawfulness or impossibility to the Agent under this Section 3.8, such Lender shall designate a different Applicable Lending Installation if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, the applicable Borrowers shall prepay in full the then outstanding principal amount of each affected Fixed Rate Loan of such Lender together with accrued interest thereon (a) on the last day of the then current Interest Period applicable to such Loan if such Lender may lawfully continue to maintain and fund such Loan to such day, or (b) immediately if such Lender may not lawfully continue to fund and maintain such Loan to such day.

         3.9. Increased Cost; Yield Protection.

              (a) If, after the date hereof, the introduction of, or any change in, any applicable law, treaty, rule or regulation (whether domestic or foreign and including, without limitation, the Federal Deposit Insurance Act, as amended, and Regulation D of the Board of Governors of the Federal Reserve System) or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Installation) with any request or directive of any such authority, central Lender or comparable agency (whether or not having the force of law),

                  (i) shall subject any Lender (or its Applicable Lending Installation) to any tax, duty or other charge with respect to its obligation to make any Loans, its Notes, any of its Loans or any of the Letters of Credit or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Installation) of the principal of or interest on any of its Fixed Rate Loans or in respect of its obligation, if any, to make any Loans or to participate in the risk of Letters of Credit (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Installation imposed by the jurisdiction in which such Lender's principal executive office or Applicable Lending Installation is located), or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Fixed Rate Loan any reserve requirements to the extent included in clause (b) of the definition of Eurodollar Base Rate or Eurocurrency Base Rate, as the case may be, when calculating the Eurodollar Base Rate or Eurocurrency Base Rate, as the case may be, with respect to such Fixed Rate Loan), special deposit or similar requirement (including, without limitation, any deposit insurance assessment in respect of deposits held outside the United States, against assets of, deposits with or for the



MSX CREDIT AGREEMENT                                             Page 44
account of, or credit extended by, any Lender's Applicable Lending Installation, or shall impose on any Lender (or its Applicable Lending Installation or the relevant interbank market) any other condition affecting its obligation, if any, to make Loans or to participate in the risk of Letters of Credit or affecting its Loans or the Letters of Credit or affecting the Borrowers' obligations under the Notes in respect of such Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Installation) of making or maintaining its existing or future Fixed Rate Loans or of participating in the risk of Letters of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Installation) under this Agreement or under the Notes (in respect of Fixed Rate Loans) or Letters of Credit by an amount deemed by such Lender to be material, then such Lender may notify the Borrowers (with a copy of any such notice to be provided to the Agent) of any such fact of which it has knowledge and demand compensation therefor; provided that, if such Lender fails to demand such compensation (or notify the Borrowers that it will or may demand such compensation) promptly upon becoming aware of the facts entitling it to do so or, if such Lender is contesting the cause of such increased cost or reduced sum received or receivable, promptly after the earlier of (A) the final determination of such contest or (B) an officer of such Lender who is responsible for the administration of the credit outstanding under this Agreement from such Lender to the Borrowers becoming aware of such facts, such Lender shall not be entitled to such compensation for the period before the date on which it actually demands (or notifies the Borrowers that it will or may demand) such compensation; provided, further, that if such Lender is contesting the cause of such increased cost or reduced sum received or receivable, such Lender shall not in any event be entitled to such compensation for any period prior to twelve months before it notifies the Borrowers that such Lender may or will demand such compensation. The Borrowers agree to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in connection with their respective Loans within 15 days after demand by such Lender. A certificate of such Lender setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender shall be conclusive in the absence of manifest error. Each such Lender will designate a different Applicable Lending Installation if such designation would avoid the need for, or reduce the amount of such compensation and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. In the event that any Borrower is required to compensate any Lender for any increased cost to such Lender pursuant to this Section 3.9(a), such Borrower shall have the right, upon at least five Business Days' prior notice to such Lender through the Agent, to prepay in full any outstanding Fixed Rate Loans that are related to such increased cost of such Lender, together with accrued interest thereon to the date of prepayment; provided that prepayment of such Fixed Rate Loans shall not relieve such Borrower of its obligation to compensate such Lender in accordance with this Section 3.9(a), the amount of which compensation shall be due at the time of such prepayment, notwithstanding any other provision of this Section 3.9(a). Concurrently with prepaying each such Fixed Rate Loan of such Lender, such Borrower shall borrow a Loan at the Floating Rate (or, if such Borrower shall so elect in its notice of prepayment, a Fixed Rate Loan of another type) in an equal principal amount from such Lender for an Interest Period coinciding with the remaining term of the Interest Period applicable to such Fixed Rate Loan, and such Lender shall make such a Floating Rate Loan (or Fixed Rate Loan of the other type), provided that there has been no acceleration of the amount due under the Notes pursuant to Section 6.2. The Borrowers shall pay compensation owing to any Lender(s) under this Section 3.9(a) notwithstanding any subsequent replacement of the Lender(s) making demand for such compensation.

              (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or the Agent (or any corporation controlling such Lender or the Agent) and such Lender or the Agent, as the case



MSX CREDIT AGREEMENT                                             Page 45
may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or Agent's obligations or Loans hereunder and such increase has the effect of reducing the rate of return on such Lender's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Loans hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Agent to be material, then such Lender or the Agent may notify the Borrowers of any such fact of which it has knowledge and each Borrower shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or the Agent reasonably determines to be allocable to the existence of such Lender's or Agent's obligations or Loans to such Borrower hereunder; provided that, if such Lender or the Agent fails to notify the Borrowers of any such fact promptly upon becoming aware thereof or, if such Lender or the Agent is contesting the cause of such increase in the amount of capital or reduced rate of return, promptly after the earlier of (A) the final determination of such contest or (B) an officer of such Lender who is responsible for the administration of the credit outstanding under this Agreement from such Lender to the Borrowers becoming aware of any such fact, such Lender or the Agent, as the case may be, shall not be entitled to such compensation for the period before the date on which it actually notifies the Borrowers of such fact; provided, further, that if such Lender or the Agent is contesting the cause of such increase in the amount of capital or reduced rate of return, such Lender or the Agent, as the case may be, shall not in any event be entitled to such compensation for any period prior to six months before it notifies the Borrowers that such Lender or the Agent, as the case may be, may or will demand such compensation. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or Agent to the Borrowers, shall be conclusive in the absence of manifest error in computation. The Borrowers shall pay such compensation for the periods covered by such notice notwithstanding any replacement of the Lender(s) making demand for such compensation.

         3.10. Substitute Loans. If (a) the obligation, if any, of any Lender to make any type of Fixed Rate Loans has been suspended pursuant to Section 3.8 or
(b) any Lender has demanded compensation under Section 3.9(a) and the Borrowers shall, by at least five Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this Section 3.10 shall apply to such Lender, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (i) all Loans which would otherwise be made by such Lender as the affected type of Fixed Rate Loans shall be made instead as Loans at the Floating Rate, for an Interest Period coincident with the related Fixed Rate Borrowing, and

                  (ii) after each of its affected Fixed Rate Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its substitute loans instead.

         3.11. Funding Losses. If any Borrower makes any payment of principal with respect to any Fixed Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Sections 3.1, 3.7, 3.8, 3.10, 6.2, or otherwise), or if the applicable Borrower fails to borrow any Fixed Rate Loan after the related notice of Borrowing has been given to the Agent, or if the applicable Borrower fails to make any payment of principal or interest in respect of a Fixed Rate Loan when due, the applicable Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by such Lender, including without limitation any loss incurred in obtaining, liquidating or employing deposits

MSX CREDIT AGREEMENT                                             Page 46
from third parties, whether or not such Lender shall have funded or committed to fund such Loan but excluding loss of margin for the period after such payment or failure. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Lender and submitted by such Lender to the applicable Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to each Lender under this Section 3.11 shall be made as though such Lender shall have actually funded or committed to fund the relevant Fixed Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period; provided, however, that such Lender may fund any Fixed Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.11

         3.12. Substitution of Lender. If (i) the obligation of any Lender to make or maintain Eurodollar Loans has been suspended pursuant to Section 3.8 when not all Lenders' obligations have been suspended (ii) any Lender has demanded compensation under Section 3.9 or (iii) any Lender is a Defaulting Lender, the Company shall have the right, if no Unmatured Event or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more other lenders (collectively, the "Replacement Lender") acceptable to the Agent, provided that (x) at the time of any replacement pursuant to this Section 3.12, the Replacement Lender shall enter into one or more Assignment and Acceptances, pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Advances and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Lender under Section 2.3 and (C) the amount which would be payable by the Borrowers to the Replaced Lender pursuant to Section 3.9 or 3.11 if the Borrowers prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time and (y) all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (x) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptances, the payment of amounts referred to in clauses (x) and (y) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 3.9, 3.11 and 9.5) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to the Borrowers, the Agent or any other Lender. Each Lender agrees to take such actions, at the Company's expense, as may be reasonably necessary to effect the foregoing if it shall become a Replaced Lender.

         3.13. Applicable Lending Installation. Each Lender and the Agent may make and book its Loans and, in the case of the Agent, issue Letters of Credit, at any Applicable Lending Installation(s) selected by such Lender or the Agent, as the case may be, and each Lender and the Agent may change its Applicable Lending Installation(s) from time to time. Each Lender may, by written notice to the Agent and the applicable Borrower, designate one or more Applicable Lending Installations which are to make and book Loans and for whose account Loan payments are to be made. The Agent may, by written notice to the applicable Borrower, designate one or more Applicable Lending Installations which are to make and book Swingline Loans and issue and book Letters of Credit and for whose accounts Loan payments and Letter of Credit reimbursements are to be made and through which its functions are to be performed. All terms of this Agreement shall apply to any such Applicable Lending Installation(s) and the Notes shall be deemed held by each Lender and the Agent, as the case may be, for the benefit of such Applicable Lending Installation.

MSX CREDIT AGREEMENT                                             Page 47

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


         Each Borrower represents and warrants that:

         4.1. Corporate Existence and Power. Each of the Borrowers and the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or organization, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not reasonably be expected to result in any Material Adverse Effect. Each of the Borrowers and the Guarantors has all requisite corporate power to own or lease the properties used in its business and to carry on its business substantially as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

         4.2. Corporate Authority. The execution, delivery and performance by each of the Borrowers and the Guarantors of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of any Borrower's or any Guarantor's charter or by-laws, or of any material contract or undertaking to which any Borrower or any Guarantor is a party or by which any Borrower or any Guarantor or their respective material property may be bound or affected or result in the imposition of any Lien except for Permitted Liens.

         4.3. Binding Effect. The Loan Documents to which any Borrower or any Guarantor is a party are the legal, valid and binding obligations of the Borrowers and the Guarantors, respectively, enforceable against each Borrower and Guarantor in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

         4.4. Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of organization and ownership of each Subsidiary of the Company as of the date hereof. Each such Subsidiary and each Person becoming a Subsidiary of the Company after the date hereof is and will be a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not reasonably be expected to result in any Material Adverse Effect. Each Subsidiary of the Company has and will have all corporate or comparable requisite power to own or lease the properties used in its business and to carry on its business substantially as now being conducted and as proposed to be conducted, except where the failure to have such power could not reasonably be expected to result in a Material Adverse Effect.

         4.5. Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided


MSX CREDIT AGREEMENT                                             Page 48
could reasonably be expected to result, either individually or collectively, in any Material Adverse Effect and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

         4.6. Financial Condition. The audited consolidated balance sheet of the Company and its Subsidiaries and the audited consolidated statements of operations and cash flows of the Company and its Subsidiaries for the fiscal year ending January 3, 1999 and the unaudited consolidated balance sheet of the Company and its Subsidiaries and the unaudited consolidated statements of operations and cash flows of the Company and its Subsidiaries for the six months ended July 4, 1999, copies of which have been furnished to the Lenders, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles (subject, in the case of said interim statements, to year-end audit adjustments and the absence of footnotes). The budgeted consolidated and consolidating financial statements of the Company and its Subsidiaries and the pro forma projections of consolidated financial results of the Company and its Subsidiaries for each of the fiscal years ending in 1999, 2000, 2001, 2002 and 2003 have been prepared in good faith and are based on reasonable assumptions and, to the Company's knowledge, the best information available as of the Effective Date. There has been no Material Adverse Effect since January 3, 1999. There is no material Contingent Liability of the Company or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto and has not otherwise been described in writing to the Agent and the Lenders.

         4.7. Use of Advances. The Borrowers will use all Advances for general corporate purposes (including Acquisitions). Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such Margin Stock or maintaining or extending credit to others for such purpose.

         4.8. Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to Section 2.5(g), if any, each of which is in full force and effect, and filings required pursuant to Section 2.10, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental Person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance of any Loan Document or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of any Loan Document.

         4.9. Taxes. The Company and its Subsidiaries have filed all U.S. tax returns (and all material foreign, state and local tax returns) required to be filed and have paid all taxes shown thereon to be due and required to be paid including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Neither the Company nor any of its Subsidiaries knows of any material actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any Subsidiary.

         4.10. Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property reflected in said balance sheet, and a valid and indefeasible ownership interest in all of the other material properties and assets reflected in said balance sheet or subsequently acquired by the Company or any Subsidiary. All of such properties and


MSX CREDIT AGREEMENT                                             Page 49
assets are free and clear of any Lien except for Permitted Liens. The representations and warranties in the Security Documents are true and correct in all material respects.

         4.11. ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except to the extent the aggregate amount of liabilities for all of the foregoing would not exceed $5,000,000. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, except to the extent the aggregate amount of liabilities for all of the foregoing would not exceed $5,000,000.

         4.12. Disclosure. As of the Effective Date, such reports and other information furnished in writing or on behalf of the Company or any Subsidiary to any Lender or the Agent in connection with the negotiation or administration of this Agreement do not, taken as a whole, to the best of its knowledge contain any material misstatement of fact or omit to state any material fact or any fact necessary to make the statements contained therein not misleading. Notwithstanding the foregoing, no representation is made as to any assumptions, estimates, projections or opinions except that they are, to the Company's knowledge, based on the best information available to the Company as of the date of the relevant disclosure and are reasonable in light of such information. No Loan Document nor any document or certificate furnished to any Lender or the Agent by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. As of the Effective Date, there is no fact known to the Company which has had or could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Agent by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby taken as a whole, including without limitation the offering memorandum for the Senior Subordinated Notes.

         4.13. Environmental and Safety Matters. All representations and warranties made by the Borrowers and the Guarantors in the Environmental Certificate delivered pursuant to Section 2.5(i) and Section 5.1(d)(x) are true and correct in all material respects.

         4.14. Borrowing Base. All trade accounts receivable and unbilled receivables of the Company and each of its Subsidiaries represented or reported by the Company to be, or are otherwise included in, Eligible Accounts Receivable or Eligible Unbilled Receivables, as the case may be, comply in all respects with the requirements therefor set forth in the definitions thereof, and the computations of the Borrowing Base set forth in each Borrowing Base Certificate are true and correct.

         4.15. No Default. Neither the Company nor any Subsidiary is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which is reasonably likely to result in a Material Adverse Effect. No Unmatured Event or Event of Default has occurred and is continuing.

         4.16. Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the

MSX CREDIT AGREEMENT                                             Page 50
failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company or any of its Subsidiaries know of any valid basis for any such claim, the use of such Intellectual Property by the Company and each of its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of the Company, no Intellectual Property has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dilutions that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         4.17. Labor Matters. There are no strikes or other labor disputes against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act, if applicable, or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Company and each of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company and its Subsidiaries.

         4.18. Solvency

               (a) After giving effect to the transactions described herein and to the incurrence or assumption of any Indebtedness (including without limitation the Subordinated Debt, all Advances and all other obligations being incurred or assumed in connection herewith and therewith) (i) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

               (b) The Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         4.19. Not an Investment Company; Other Regulations. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is subject to any regulation under any federal or state statute or regulation (except those applicable to corporations generally) which limits its ability to incur Indebtedness.

         4.20. Senior Subordinated Debt Documents. All representations and warranties of the Company contained in any Senior Subordinated Debt Document are true and correct in all material respects. As of


MSX CREDIT AGREEMENT                                             Page 51
the Effective Date, the outstanding principal balance of the Senior Subordinated Notes is $130,000,000, and all agreements, instruments and documents executed or delivered pursuant to the original issuance of the Senior Subordinated Notes are described on Schedule 1.1(b) hereto. All Lender Indebtedness, including without limitation all present and future Revolving Credit Advances and the Term Loans and all other Lender Indebtedness, is "Senior Indebtedness" and "Designated Senior Indebtedness" as defined in the Senior Subordinated Indenture and is and will be incurred in compliance with the Senior Subordinated Indenture. This Agreement and the other Loan Documents are the "Senior Credit Facility" as defined in the Senior Subordinated Indenture. Other than the Lender Indebtedness, there is no other "Designated Senior Indebtedness" thereunder. Each Term Loan is being incurred pursuant to, and in full compliance with,
Section 4.3(a) of the Senior Subordinated Note Indenture, and each Term Loan is classified as Indebtedness incurred under Section 4.3(a) of the Senior Subordinated Note Indenture and is not classified as Indebtedness outstanding or incurred pursuant to Section 4.3(b)(1) of the Senior Subordinated Note Indenture. All Revolving Credit Advances, up to the full amount of the aggregate Revolving Credit Commitments, are incurred pursuant to Section 4.3(b)(i) of the Senior Subordinated Note Indenture and do not need to meet the requirements of
Section 4.3(a). There is no event of default or event or condition which would become an event of default with notice or lapse of time or both, under the Senior Subordinated Debt Documents and each of the Senior Subordinated Debt Documents is in full force and effect. Other than pursuant to the Senior Subordinated Debt Documents, there is no obligation pursuant to any Senior Subordinated Debt Document or other document or agreement evidencing or relating to any Subordinated Debt outstanding or to be outstanding on the Effective Date which obligates the Company or any of its Subsidiaries to pay any principal or interest or redeem any of its Capital Stock or incur any other monetary obligation, and the Senior Subordinated Notes and any other promissory note or other instrument evidencing any Subordinated Debt issued at any time pursuant to the Senior Subordinated Debt Documents are and will be "Securities" as defined in the Senior Subordinated Indenture.

         4.21 Year 2000. The Company has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the company does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.


MSX CREDIT AGREEMENT                                             Page 52

                                    ARTICLE V

                                    COVENANTS


         5.1. Affirmative Covenants. Each Borrower covenants and agrees that, from and including the Effective Date until the Termination Date and thereafter until payment in full of all Lender Indebtedness under the Loan Documents and the performance of all other obligations of each of the Borrowers under the Loan Documents, unless the requisite Lenders pursuant to Section 9.1 shall otherwise consent in writing, it shall, and, shall cause each of its Subsidiaries to:

              (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation or limited liability company, as the case may be (other than any merger permitted pursuant to Section 5.2(h) and other than any dissolution or liquidations of any Subsidiary if the assets of such Subsidiary are transferred to the Company or any Guarantor in connection with such dissolution or liquidation), in good standing in each jurisdiction in which such qualification is necessary under applicable law, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Agent or the Lenders; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

              (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time, the enforcement of which could have a Material Adverse Effect; and pay and discharge, before any interest or penalty for nonpayment thereof becomes payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens (other than Permitted Liens) upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith and with respect to which adequate financial reserves have been established on the books and records of the Company or such Subsidiary.

              (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is

MSX CREDIT AGREEMENT                                             Page 53
usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Lenders for purposes of assuring compliance with this Section 5.1(c).

              (d) Reporting Requirements. Furnish to the Lenders and the Agent the following:

                  (i) Promptly and in any event within five Business Days after becoming aware of the occurrence of (A) any Unmatured Event or Event of Default, (B) the commencement of any litigation against, by or affecting the Company or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company, to result in a Material Adverse Effect, a statement of the chief financial officer of the Company setting forth details of such Unmatured Event, Event of Default, interest or undertaking, or development, and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                  (ii) As soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries and of its Unrestricted Subsidiaries as of the end of such quarter, and the related consolidated and consolidating statements of income and cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year and duly certified (subject to year-end audit adjustments and the absence of footnotes) by the chief financial officer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the chief financial officer of the Company stating (A) that no Unmatured Event or Event of Default, has occurred and is continuing or, if an Unmatured Event or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in detail satisfactory to the Agent) showing compliance (or non-compliance) with Section 5.2 (a), (b), (c), (d), (e) and (q) is in conformity with the terms of this Agreement;

                  (iii) As soon as available and in any event within 95 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, with a customary audit report of PricewaterhouseCoopers LLP, or any of the five largest independent certified public accounting firms in the United States, without qualifications unacceptable to the Agent, together with, a certificate of the chief financial officer of the Company stating (A) that no Unmatured Event or Event of Default has occurred and is continuing or, if an Unmatured Event or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance (or non-compliance) with Section 5.2 (a), (b), (c), (d), (e) and (q) is in conformity with the terms of this Agreement;


MSX CREDIT AGREEMENT                                             Page 54

                  (iv) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders as required by any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                  (v) Within 20 days after the end of each month, a Borrowing Base Certificate prepared as of the close of business on the last day of each month, certified as true and correct by the chief financial officer of the Company, together with such supporting schedules and information as reasonably requested by the Agent;

                  (vi) As soon as available and in any event within 20 days after the end of each month, a report containing an aging as of the end of the preceding month of accounts receivable and unbilled accounts receivable and accounts payable of the Company, in a form reasonably satisfactory to the Agent, if requested by the Agent;

                  (vii) Promptly and in any event within 10 Business Days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Company or any of its Subsidiaries;

                  (viii) If and when any member of the ERISA Group (i) gives or is required to give notice of PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (viii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

                  (ix) As soon as available and in event within 60 days after the Effective Date, a complete detailed list of all Intellectual Property of the Company and its Subsidiaries not previously provided by the Company pursuant to the Existing Credit Agreement; and

                  (x) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries as the Agent may from time to time reasonably request.

              (e) Accounting, Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) at the expense of


MSX CREDIT AGREEMENT                                             Page 55
such Lender or the Agent, permit any Lender or the Agent, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Company does hereby authorize such Persons to discuss such affairs, finances and accounts with any Lender or the Agent, and (ii) at the expense of the Company, permit the Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents and site access, at the Company's expense, provided that no Event of Default has occurred and is continuing no more than two such comprehensive field audits may be performed in any fiscal year of the Company at the expense of the Company, provided that the Agent shall give the Company reasonable notice of any of the foregoing.

              (f) Additional Security and Collateral. Promptly (i) execute and deliver and cause each Guarantor to execute and deliver, additional Security Documents, within 30 days after request therefor by the Agent, sufficient to grant to the Agent for the benefit of the Lenders and the Agent liens and security interests in any after acquired collateral of the type described in
Section 2.10, and (ii) to the extent required under Section 2.10, cause each Person becoming a Domestic Subsidiary of the Company from time to time to execute and deliver to the Lenders and the Agent, within 60 days after such Person becomes a Domestic Subsidiary, a Guaranty and a Security Agreement, together with other related documents described in Section 2.5 sufficient to grant to the Agent for the benefit of the Lenders and the Agent liens and security interests in all collateral of the type described in Section 2.10. The Company shall notify the Lenders and the Agent, within 10 days after the occurrence thereof, of the acquisition of any material property by the Company or any Guarantor that is not subject to the existing Security Documents, any Person becoming a Domestic Subsidiary and any other event or condition, other than the passage of time, that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Lenders and the Agent with respect to such property pursuant to the Security Documents, including without limitation delivering the originals of all promissory notes and other instruments payable to the Company or any Guarantors to the Agent and delivering the originals of all stock certificates or other certificates evidencing any Capital Stock owned by the Company or any Guarantors at any time.

              (g) Further Assurances. Execute and deliver, and cause its Subsidiaries to execute and deliver, within 30 days after request therefor by the Agent, all further instruments and documents and take all further action that the Agent may reasonably request, in order to give effect to the intent of, and to aid in the exercise and enforcement of the rights and remedies of the Lenders under, this Agreement, the Notes and the Security Documents. In addition, the Company and each Guarantor agree to deliver to the Agent from time to time upon the acquisition or creation of any Subsidiary not listed in
Schedule 4.4 hereto supplements to Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

         5.2. Negative Covenants. From and including the Effective Date until the Termination Date and thereafter until payment in full of all Lender Indebtedness under the Loan Documents and the performance of all other obligations of each of the Borrowers under the Loan Documents, each Borrower agrees that, unless the requisite Lenders pursuant to Section 9.1 shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries, to:

              (a) Net Worth. Permit or suffer the consolidated Net Worth of the Company and its Subsidiaries to be less than the sum of (i) $10,000,000, (ii) 50% of the net income of the Company and its Subsidiaries, added as of the end of each fiscal year of the Company, commencing with the 1999 fiscal year of the Company, provided that if such net income is negative in any fiscal year the amount added for such

MSX CREDIT AGREEMENT                                             Page 56
fiscal year shall be zero and shall not reduce the amount added for any other fiscal year and the amount calculated for the 1999 fiscal year of the Company shall be calculated for the six months ending as of the end of the 1999 fiscal year, and (iii) 100% of the increase to Net Worth of the Company and its Subsidiaries pursuant to the sale or the transfer of any its Capital Stock minus any amounts paid to redeem any Capital Stock of any current or former employee, director or consultant to the extent permitted by Section 5.2(k).

              (b) Total Leverage Ratio. Permit or suffer the Total Leverage Ratio to be greater than (i) 4.25 to 1.0 at any time from and including the Effective Date to but excluding the last day of the 1999 fiscal year of the Company, (ii) 4.00 to 1.0 at any time from and including the last day of the 1999 fiscal year of the Company to but excluding the last day of the second fiscal quarter of the 2001 fiscal year of the Company, (iii) 3.75 to 1.0 at any time from and including the last day of the second fiscal quarter of the 2001 fiscal year of the Company to but excluding the last day of the 2002 fiscal year of the Company, or (iv) 3.50 to 1.0 at any time thereafter.

              (c) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio to be less than (i) 1.1 to 1.0 as of the end of any fiscal quarter of the Company ending on or after the Effective Date but before the last day of the 2000 fiscal year of the Company, (ii) 1.15 to 1.0 as of the end of any fiscal quarter of the Company ending on or after the last day of the 2000 fiscal year of the Company but before the last day of the 2001 fiscal year of the Company or (iii) 1.2 to 1.0 as of the end of any fiscal quarter of the Company thereafter.

              (d) Senior Leverage Ratio. Permit or suffer the Senior Leverage Ratio to be greater than (i) 2.75 to 1.0 at any time from and including the Effective Date to but excluding the last day of the second fiscal quarter of the 2001 fiscal year of the Company, (ii) 2.50 to 1.0 at any time from and including the last day of the second fiscal quarter of the 2001 fiscal year of the Company to but excluding the last day of the 2003 fiscal year of the Company, or (iii)
2.25 to 1.0 at any time thereafter.

              (e) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than (i) 2.50 to 1.0 as of the end of any fiscal quarter of the Company before the last day of the 2001 fiscal year of the Company, (ii) 2.75 to 1.0 as of the end of any fiscal quarter of the Company ending on or after the last day of the 2001 fiscal year of the Company but before the last day of the 2003 fiscal year of the Company, or (iii) 3.00 to 1.0 as of the end of any fiscal quarter of the Company thereafter.

              (f) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, or permit or suffer any Subsidiary to create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                  (i)   The Lender Indebtedness;

                  (ii) The Indebtedness described in Schedule 5.2(f) hereto and refinancings thereof, but no increase in the amount thereof (or in the case of a committed facility or line of credit, in the amount of the commitments or credit line), as such amount is reduced from time to time, provided that Indebtedness under the Ford Facility (as defined in Schedule 5.2(f)) may be increased to no more than $10,000,000 (or the Dollar Equivalent thereof);

                  (iii) Indebtedness of any Subsidiary of the Company owing to the Company or to any other Subsidiary of the Company and Indebtedness of the Company owing to any Subsidiary of the Company, provided that any such Indebtedness the Company or of any Borrowing Subsidiary is subordinated, on terms acceptable to the Agent, to all Lender Indebtedness of the Company or such Borrowing Subsidiary;

MSX CREDIT AGREEMENT                                             Page 57

                  (iv) Subordinated Debt, provided that such Subordinated Debt shall be incurred in compliance with all terms and provisions of this Agreement;

                  (v) Trade accounts payable and accrued expenses arising in the ordinary course which are past due in an amount which is not material in the aggregate for the Company and its Subsidiaries on a consolidated basis or which are being contested in good faith and for which adequate reserves are maintained on the books of the Company;

                  (vi) Surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party and letters of credit and reimbursement agreements issued for the account of such Company or any Subsidiary in the ordinary course of business which are not material in the aggregate and which would not have a Material Adverse Effect and which are trade letters of credit or which secure obligations in respect of (A) worker's compensation laws, unemployment insurance laws or similar legislation, (B) obligations in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit or (C) public or statutory obligations of the Company or any of its Subsidiaries;

                  (vii) Indebtedness not otherwise permitted by this Section 5.2(f) incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including without limitation through Capital Leases), in an aggregate principal amount at any time outstanding not greater than $2,000,000;

                  (viii) Contingent Liabilities in respect of which the Company or a Subsidiary is primary obligor otherwise permitted by Section 5.2(l);

                  (ix) Indebtedness of Foreign Subsidiaries pursuant to Factoring in an aggregate amount not to exceed $30,000,000 at any time outstanding for all Foreign Subsidiaries;

                  (x) Indebtedness pursuant to Permitted Securitization Transactions in an aggregate amount not to exceed $20,000,000 at any time outstanding in connection with, and on terms consistent with, the DaimlerChrysler dealer accounts receivable program described in writing to the Agent prior to the Effective Date;

                  (xi) Indebtedness pursuant to the sale and leaseback transaction for the Company's headquarters in Auburn Hills, Michigan substantially as described in writing by the Company to the Lenders prior to the Effective Date;

                  (xii) Indebtedness pursuant to other Permitted Securitization Transactions in an aggregate amount not to exceed $25,000,000 at any time outstanding;

                  (xiii) Indebtedness of a Subsidiary acquired by the Company or another Subsidiary of the Company or Indebtedness assumed by the Company or a Subsidiary of the Company in connection with the acquisition of assets, provided that (A) in each case the Indebtedness was not created in contemplation of such acquisition and (B) the aggregate amount of all such Indebtedness does not exceed $5,000,000 at any time outstanding; and

                  (xiv) Indebtedness of the Company or any Subsidiary other than (i) through (xiii) above not exceeding $20,000,000 in aggregate amount at any time outstanding.


MSX CREDIT AGREEMENT                                             Page 58

         (g) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

             (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

             (ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of landlords, carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due or which are being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of Company or such Subsidiary, (D) liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

             (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

             (iv) Liens created pursuant to the Security Documents and Liens expressly permitted by the Security Documents;

             (v) Each Lien described in Schedule 5.2(g) hereto may be suffered to exist, provided that there may be no increase in the amount of indebtedness, obligations or liabilities secured thereby and it may not secure any other indebtedness, obligations and liabilities other than those secured as of the Effective Date;

             (vi) Any Lien created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Company or such Subsidiary for such fixed asset, provided that
(A) such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, (B) not more than one such Lien shall encumber such fixed asset at any one time and (C) the aggregate amount of Indebtedness secured by all such Liens does not exceed the amount permitted by Section 5.2(f)(vii);

             (vii) Any Lien on any assets of any Subsidiaries of the Company in favor of the Company securing permitted Indebtedness of such Subsidiary owing to the Company, provided that such Lien is subordinated to the Liens of the Agent by written agreements satisfactory to the Agent;



MSX CREDIT AGREEMENT                                             Page 59

             (viii) Each Lien securing Indebtedness permitted by Section 5.2(f)(xiii) may be suffered to exist, provided that (A) there may be no increase in the amount of indebtedness, obligations or liabilities secured thereby and it may not secure any other indebtedness, obligations and liabilities other than those secured as of the date such Indebtedness was assumed or incurred, (B) such Lien was not created in contemplation of the related acquisition and (C) the aggregate amount of all such Indebtedness secured by such Liens does not exceed $5,000,000 at any time outstanding;

             (ix) Any Lien created to secure Indebtedness of a Foreign Subsidiary permitted pursuant to Section 5.2(f)(xiv) to the extent granting such a Lien is customary for borrowers generally in the country in which such Foreign Subsidiary is borrowing and provided that the aggregate amount of Indebtedness secured by all such Liens does not exceed $10,000,000 (or the Dollar Equivalent thereof); and

             (x) Other Liens securing Indebtedness not exceeding $2,000,000 in aggregate amount outstanding at any time.

         (h) Merger; Acquisitions; Etc. Purchase or otherwise acquire, or permit or suffer any Subsidiary to purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any Person or make any other Acquisition, or all or a substantial portion of the Capital Stock of or other ownership interest in any other Person; nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other Person, provided, however, that this Section 5.2(h) shall not prohibit:

             (i) any merger of any Subsidiary with or into another Subsidiary or any merger of any Subsidiary into the Company, provided that (A) there is no Unmatured Event or Event of Default either immediately before or immediately after such merger, (B) if any such merger involves the Company, the Company shall be the surviving corporation and (C) if any such merger involves the Company or any Guarantor, the Consolidated Net Worth of the Company or such Guarantor involved in such merger immediately after the merger would be equal to or greater than its Consolidated Net Worth immediately preceding such merger, or

             (ii) any other Acquisition if (A) immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions required by the Agent) such Acquisition: (w) no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing, (x) the representations and warranties contained in the Loan Documents shall be true and correct as if made on the date such Acquisition is consummated, (y) the Company is able to borrow at least $15,000,000 in Revolving Credit Loans after giving effect to such acquisition and (z) the Total Leverage Ratio is at least 0.25 below the level required under this Agreement, (B) prior to the consummation of such acquisition, the Company shall have provided to the Lenders a certificate of the chief financial officer of the Company (attaching pro forma financial statements and computations to demonstrate compliance and projected compliance with all covenants and conditions hereunder), stating that such Acquisition complies with this Section 5.2(h), customary legal opinions reasonably acceptable to the Agent if requested by the Agent, evidence that such Acquisition is in compliance with all laws and regulations and that any other conditions under this Agreement relating to such transaction have been satisfied, all in form and substance reasonably satisfactory to the Agent, (C) the target of such acquisition is engaged in a Permitted Business, (D) prior to the consummation of such Acquisition, the Agent shall have completed such due diligence and reviewed such agreements and documents with respect to such Acquisition as reasonably required by the Agent, and the Agent shall be reasonably satisfied with such due diligence and such review, (E) the board of directors or similar governing body of the target of such Acquisition has recommended such Acquisition


MSX CREDIT AGREEMENT                                             Page 60
and (F) in the case of all Acquisitions which do not involve the purchase of assets located in the United States or Canada or the purchase of Capital Stock of any entity which is not organized under the laws of the United States or Canada, the aggregate purchase price paid (excluding any payment made in common stock (or Preferred Stock which is not Disqualified Stock) of the Company) for all such Acquisitions does not exceed $40,000,000; provided, however, that the requirements contained in clauses (B) and (D) of this paragraph shall not be required pursuant to any Acquisitions, which when aggregated with all other Acquisitions in any fiscal year of the Company, do not involve an aggregate purchase price paid for all such Acquisitions in any fiscal year in excess of $20,000,000, or

             (iii) the transactions described on Schedule 5.2(h).

         (i) Disposition of Assets; Etc. Except for the transactions described on Schedule 5.2(i), sell, lease, license, transfer, assign or otherwise dispose of all or any material portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms, sales of scrap or obsolete material or equipment which are not material in the aggregate and sales of assets described on Schedule 5.2(i), and shall not permit or suffer any Subsidiary to do any of the foregoing; provided, however, that this Section 5.2(i) shall not prohibit
(i) any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the Effective Date of this Agreement shall not constitute a Substantial Portion in the aggregate and if, immediately after such transaction, no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing, (ii) sales of assets in the ordinary course of business as to which proceeds are used or contractually committed to be used within 180 days to purchase assets of at least equivalent value to those sold, (iii) sales as to which proceeds are used to make optional prepayments on the Revolving Credit Advances, provided that such prepayments on the Revolving Credit Advances also permanently reduce the Revolving Credit Commitments by the amount of such payments, (iv) transfers of assets, including without limitation Capital Stock, between Guarantors or between the Company and Guarantors or between Subsidiaries which are not Guarantors or from a Subsidiary which is not a Guarantor to a Guarantor or the Company, it being understood that for purposes of this clause (iv) a Guarantor shall include any Subsidiary which becomes a Guarantor immediately after such transfer, (v) any investment, loan or advance permitted by Section 5.2(l), (vi) the disposition of Cash Equivalents in the ordinary course of business, (vii) the disposition of assets pursuant to a Permitted Securitization Transaction or Factoring permitted by Section 5.2(f) or
(viii) such transfer of assets as pursuant to a dividend or redemption permitted by Section 5.2(k); provided, however, in the case of any of the foregoing permitted sales, leases, licenses, transfers, assignments or other dispositions (an "Asset Sale") the Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (A) except for transfers under clause (iv), (v) or (vi) above, the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an officer's certificate delivered to the Agent) of the assets and (B) except for transfers under clause (iv), (v) or (vi) above, at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's' most recent balance sheet) of the Company or any Subsidiary that are assumed by the transferee of any such assets such that the Company or such Subsidiary have no further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision and the definition of Net Cash Proceeds, and the Agent promptly shall obtain a first priority security interest in any non cash consideration for any Asset Sale by the Company or any Guarantor to the extent such consideration consists of collateral described in Section 2.11.


MSX CREDIT AGREEMENT                                             Page 61

              (j) Nature of Business. Engage in any line or lines of business activity other than those engaged in on the Effective Date and those substantially similar thereto (a "Permitted Business").

              (k) Dividends and Other Restricted Payments. Except as set forth in Schedule 5.2(k), make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock other than: (i) such dividends, payments or other distributions to the extent payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, (ii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any employee, director or consultant of the Company upon termination of employment or services of such employee, director or consultant, provided that (A) the aggregate consideration (excluding consideration paid in other Capital Stock of the Company which is not Disqualified Stock) paid for such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $4,000,000, plus 10% of Net Income for each fiscal year of the Company, commencing with the 2000 fiscal year and added as of the end of each fiscal year, and plus the amount of any increase to Net Worth of the Company and its Subsidiaries after the Effective Date from the issuance of any Capital Stock to any employee, director or consultant of the Company, (B) no Event of Default or Unmatured Event shall have occurred and be continuing immediately after such transaction on a pro forma basis acceptable to the Agent and (C) the price paid for such Capital Stock shall be made in accordance with the existing agreements relating thereto, (iii) such dividends, payments or other distributions to the extent permitted in Section 5.2(i)(iv), and (iv) dividends and distributions by Subsidiaries of the Company. The Company will not issue any Disqualified Stock.

              (l) Investments, Loans and Advances. Purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other Person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any other investment or contribution or acquire any interest whatsoever in, any other Person; nor incur any Contingent Liability except to the extent permitted under Section 5.2(f) and other Contingent Liabilities in aggregate amount not to exceed $2,000,000; nor permit any Subsidiary to do any of the foregoing; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business; (ii) Cash Equivalents; (iii) Acquisitions permitted pursuant to Section 5.2(h); (iv) investments, loans and advances in and to any Subsidiary, any person becoming a Subsidiary as a result thereof, or the Company or otherwise pursuant to a transaction permitted by Section 5.2(i)(iv), provided, however, that such investments, loans and advances to any Subsidiary that is not a Guarantor shall not be permitted unless immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions as requested by the Agent) such investment, loan or advance: (w) the terms and conditions thereof shall be reasonably satisfactory to the Agent, (x) no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing, (y) the representations and warranties contained in the Loan Documents shall be true and correct in all material respects on and as of the date such investment, loan or advance is made as if made on the date thereof and giving effect thereto and (z) the Company is able to borrow at least $15,000,000 in Revolving Credit Loans after giving effect to such investment, loan or advance; (v) investments, loans and advances after the Effective Date of this Agreement in Unrestricted Subsidiaries in aggregate outstanding amount not exceeding $5,000,000; (vi) extensions of credit to employees and officers of the Company and its Subsidiaries in the ordinary course of business of the Company not in excess of $3,000,000 in aggregate amount at any one time outstanding for all employees and officers; (vii) those investments, loans, advances and other transactions described in Schedule 5.2(l) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted; (viii) payroll, travel and similar advances to cover matters that are


MSX CREDIT AGREEMENT                                             Page 62
expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments; (x) guaranties of Lender Indebtedness; (xi) investments in joint ventures not to exceed $2,500,000 in aggregate outstanding amount; (xii) the transactions described on Schedule 5.2(l); and (xiii) other investments in an aggregate amount not exceeding $5,000,000 at any time outstanding.

              (m) Transactions with Affiliates. Except for transactions described on Schedule 5.2(m), enter into or permit to exist any transaction or series of related transactions (including the purchase, sale lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $1,000,000 (i) are set forth in writing and (ii) comply with clause (1), (3) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $2,500,000 in any one year, (i) are set forth in writing,
(ii) comply with clause (2) and (iii) have been approved by a majority of the disinterested members of the Board of Directors, and (4) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $10,000,000 in any one year, (i) comply with clause (3) and (ii) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Subsidiaries, provided that (A) (1) any employment or consulting agreement or arrangement or indemnity agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (2) transactions between or among the Company and/or the Guarantors and (3) dividends, payments, distributions and redemptions pursuant to Section 5.2(k) shall not be subject to clause (4) above and (B) any loan, advance or investment permitted by Section 5.2 (l) shall not be subject to clause (4) above and (C) with respect to any transaction between the Company or a Guarantor and any other Subsidiary, the amount by which the consideration paid by one party would exceed the amount paid in an arms' length transaction, as determined by an officer, the board of directors, or an accounting, appraisal or investment banking firm, as the case may be, shall be treated as an investment for purposes of Section 5.2(l), and such transaction shall only be permitted to the extent such investment would be permitted by
Section 5.2(l).

              (n) Inconsistent Agreements. Enter into any material agreement or permit or suffer any Subsidiary to enter into any such agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.

              (o) Negative Pledge Limitation. Enter into any agreement, including without limitation any amendments to existing agreements, with any Person other than the Lenders pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien in favor of the Agent and the Lenders securing the Lender Indebtedness upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except for such restrictions on (i) a Foreign Subsidiary with respect to Indebtedness of a Foreign Subsidiary permitted pursuant to Section 5.2(f)(v) and which restrictions are customary in agreements of such type and would not be inconsistent with any of the terms of this Agreement; (ii) relating to Indebtedness of a Subsidiary and existing at the time it became a Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company or any Subsidiary, (iii) which result from the refinancing of Indebtedness incurred pursuant to an agreement referred to in the immediately

MSX CREDIT AGREEMENT                                             Page 63
preceding clause (ii) above, provided that such restriction is no less favorable to the Lenders than those under the agreement evidencing the Indebtedness so refinanced, (iv) on any Securitization Entity that purchases or sells accounts receivable or inventory pursuant to the Permitted Securitization Transactions or any Factoring permitted under this Agreement, (v) relating to Indebtedness that is permitted to be incurred and secured pursuant to this Agreement that limit the right of the debtor to dispose of the property or assets securing such Indebtedness, (vi) encumbering property or assets at the time such property or assets were acquired by the Company or any Subsidiary, so long as such restriction relates solely to the property or assets so acquired and was not created in connection with or in anticipation of such acquisition, (vii) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (viii) customary restrictions contained in asset sale agreements limiting the transfer of such property pending the closing of such sale.

              (p) Subsidiary Dividends. Permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms materially restricts the ability of any such Subsidiary to (i) pay dividends or make any other distributions on such Subsidiary's capital stock, (ii) pay any Indebtedness owed to the Company or any of its other Subsidiaries, (iii) make any loans or advances to the Company or any of such other Subsidiaries or (iv) transfer any material portion of its assets to the Company or any of such other Subsidiaries, except for (A) such encumbrances or restrictions required by applicable law; (B) such encumbrances or restrictions consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder and (C) such encumbrances or restrictions with respect to Indebtedness of a Foreign Subsidiary permitted pursuant to Section 5.2(f)(v) and which encumbrances or restrictions are customary in agreements of such type or with respect to the Indebtedness owing to National Westminister Bank plc and described on Schedule 5.2(f) and existing as of the Effective Date.

              (q) Payments and Modification of Debt. Make, or permit any Subsidiary to make, any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment or redemption of any of its or any of its Subsidiaries' Subordinated Debt or other Indebtedness or amend or modify, or consent or agree to any amendment or modification of, any instrument or agreement under which any of its Subordinated Debt is issued or created or otherwise related thereto, or enter into any agreement or arrangement requiring any defeasance of any kind of any of its Subordinated Debt, or designate any Indebtedness (other than the Lender Indebtedness) as "Designated Senior Indebtedness" under the Senior Subordinated Debt Documents, or issue any security, instrument or other document evidencing any of the Subordinated Debt outstanding pursuant to any of the Senior Subordinated Debt Documents which is not a "Security" as defined in the Senior Subordinated Note Indenture.

              (r) Financial Contracts. Incur or remain liable with respect to any Financial Contracts except for purposes of hedging and not for speculative purposes.

              (s) Capital Expenditures. The Company will not, as calculated for the Company and its Subsidiaries on a consolidated basis, expend, or be committed to expend, for Capital Expenditures for any fiscal year of the Company, an amount in excess of the sum of (i) $20,000,000 for each of the 1999, 2000 and 2001 fiscal years of the Company or $23,000,000 for each fiscal year thereafter, plus (ii) the amount of Capital Expenditures allowed for any previous fiscal year allowed under this clause (i) (commencing with the 2000 fiscal year of the Company and giving effect to any increase in the amount thereof caused by this clause (ii)) minus the amount of actual Capital Expenditures for such previous fiscal year, and plus (iii) an amount to be permanently added on a one time basis at the time of each Acquisition


MSX CREDIT AGREEMENT                                             Page 64
equal to 5% of the pro forma sales of the target of such Acquisition for the most recently ended four fiscal quarters of such target.

              (t) Year 2000. The Company will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent or any Lender, the Company will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

         5.3. Additional Covenants. If at any time the Company shall enter into or be a party to any instrument or agreement with respect to any Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $5,000,000, including all such instruments or agreements in existence as of the date hereof (other than the Senior Subordinated Debt Documents and the Lender Indebtedness) and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of such Indebtedness which includes financial covenants or the equivalent thereof not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Company shall promptly so advise the Agent and the Lenders. Thereupon, if the Agent shall request, upon notice to the Company, the Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same financial covenants or the equivalent thereof, as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent. In addition to the foregoing, Sections 4.3, 4.5, 4.6, 4.7 and 4.8 of the Senior Subordinated Note Indenture, together with any related definitions, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.


                                   ARTICLE VI


                                     DEFAULT

         6.1. Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the requisite Lenders pursuant to Section 9.1:

              (a) Nonpayment. Any Borrower shall fail to pay when due any principal of the Notes, or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Revolving Credit Loan or otherwise), or, within 5 days after becoming due, any interest on the Notes or any fees or any other amount payable hereunder;

              (b) Misrepresentation. Any representation or warranty made by the Company or any Subsidiary in any Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of the Company or any Subsidiary in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made;

              (c) Certain Covenants. Any Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 5.2 (other than clauses (m) and (n) thereof);

              (d) Other Defaults. Any Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document (other than those described in


MSX CREDIT AGREEMENT                                             Page 65

Sections 6.1(a) or 6.1(c)), and any such failure shall remain unremedied for 30 calendar days (or 5 calendar days in the case of any failure to perform or observe the covenants contained in Section 5.1(d)) after written notice thereof shall have been given to the Borrowers by the Agent (or such longer or shorter period of time as may be specified in such Loan Document);

              (e) Other Indebtedness. The Company or any of its Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $5,000,000; or the Company or any of its Subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Company;

              (f) Judgments. One or more judgments or orders for the payment of money (not fully paid or covered without dispute by insurance) in an aggregate amount of $5,000,000 in any fiscal year shall be rendered against the Company or any of its Significant Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Subsidiaries which causes or could reasonably be expected to cause or could reasonably be expected to have a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Significant Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order;

              (g) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA any member of the ERISA Group, any plan administrator or any combination of the foregoing; or PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

              (h) Insolvency, Etc.. Any Borrower or any of their Significant Subsidiaries shall be dissolved or liquidated or any judgment, order or decree therefor shall be entered (other than dissolutions or liquidations of Subsidiaries permitted by Section 5.1(a)), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Borrower or any of their respective Significant Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or

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

composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against any Borrower or such Subsidiary and is being contested by such Borrower or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or any Borrower or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection;

              (i) Other Documents. Any material provision of any Loan Document or any Subordinated Debt Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any Person or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Loan Document or any Subordinated Debt Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby in any material manner; or

              (j) Control. Any Change of Control shall occur.

         6.2. Remedies.

              (a) Upon the occurrence and during the continuance of any Event of Default, by notice to the Borrowers (i) the Agent may, and upon being directed to do so by the Required Lenders shall, terminate the Commitments or (ii) the Agent may, and upon being directed to do so by the Required Lenders, shall declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of Credit and all other amounts owing under this Agreement to be immediately due and payable, or (iii) the Agent may, and upon being directed to do so by the Required Lenders, shall demand immediate delivery of cash collateral, and the Borrowers agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, as the case may be, provided that in the case of any event or condition described in Section 6.1(h), the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Borrowers' obligations under this Agreement to the Lenders and the Agent.

              (b) The Agent may and, upon being directed to do so by the Required Lenders, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Lenders, whether arising under this Agreement or any other Loan Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in any other Loan Document or in aid of the exercise of any power granted in any other Loan Document.

              (c) Upon the occurrence and during the continuance of any Event of Default, each Lender may, subject to Section 7.10, at any time and from time to time, without notice to the any Borrower


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


(any requirement for such notice being expressly waived by the Borrowers) set off and apply against any and all of the obligations of the any Borrower now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any Affiliate of such Lender to or for the credit or the account of any Borrower and any property of such Borrower from time to time in possession of such Lender or any Affiliate of such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each Borrower hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of such Borrower under this Agreement. The rights of such Lender under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

         6.3. Distribution of Proceeds of Collateral. All proceeds of any realization on the collateral pursuant to the Security Documents and any payments received by the Agent or any Lender pursuant to the Guaranties subsequent to and during the continuance of any Event of Default, shall be allocated and distributed by the Agent as follows:

              (a) First, to the payment of all reasonable costs and expenses, including without limitation all reasonable attorneys' fees, of the Agent in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

              (b) Second, to the payment of all fees required to be paid under any Loan Document including facility fees, owing to the Lenders and Agent pursuant to the Lender Indebtedness on a pro rata basis in accordance with the Lender Indebtedness consisting of fees owing to the Lenders and Agent under the Lender Indebtedness, for application to payment of such liabilities;

              (c) Third, to the Lenders and Agent on a pro rata basis in accordance with the Lender Indebtedness consisting of interest owing to the Lenders and Agent under the Lender Indebtedness, for application to payment of such liabilities;

              (d) Fourth, to the Lenders and the Agent on a pro rata basis in accordance with the Lender Indebtedness consisting of principal (including without limitation any cash collateral for any outstanding letters of credit) and obligations and liabilities relating to Swaps owing any Lender or the Agent, for application to payment of such liabilities;

              (e) Fifth, to the payment of any and all other amounts owing to the Lenders and the Agent on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Lenders and the Agent, for application to payment of such liabilities; and

              (f) Sixth, to the Borrowers, or such other Person as may be legally entitled thereto.

Notwithstanding the foregoing, no payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

                  (i) First, if applicable to any payments due from such Defaulting Lender to the Agent, and


MSX CREDIT AGREEMENT                                             Page 68

                  (ii) Second, to Loans required to be made by such Defaulting Lender on any borrowing date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of all Commitments and the payment and performance of all of the Advances and other obligations owing hereunder (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

         6.4. Letter of Credit Liabilities. For the purposes of payments and distributions under Section 6.3, the full amount of Lender Indebtedness on account of any letter of credit then outstanding but not drawn upon shall be deemed to be then due and owing. Amounts distributable to the Lenders or Agent on account of such Lender Indebtedness under such letters of credit shall be deposited in a separate collateral account in the name of and under the control of the Agent and held by the Agent first as security for such letter of credit Lender Indebtedness and then as security for all other Lender Indebtedness and the amount so deposited shall be applied to the letter of credit Lender Indebtedness at such times and to the extent that such letter of credit Lender Indebtedness become absolute liabilities and if and to the extent that the letter of credit Lender Indebtedness fail to become absolute Lender Indebtedness because of the expiration or termination of the underlying letters of credit without being drawn upon then such amounts shall be applied to the remaining Lender Indebtedness in the order provided in Section 6.3. Each Borrower hereby grants to the Agent, for the benefit of the Lenders and Agent, a lien and security interest in all such funds deposited in such separate collateral account, as security for all the Lender Indebtedness of such Borrower as set forth above.


                                   ARTICLE VII


                            THE AGENT AND THE LENDERS


         7.1. Appointment; Nature of Relationship. Bank One is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
VII. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of
Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         7.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to

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

the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         7.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Company or any of its Subsidiaries, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         7.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article II, except receipt of items required to be delivered to the Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Company or any Subsidiary to the Agent at such time, but is voluntarily furnished by the Company or any Subsidiary to the Agent (either in its capacity as Agent or in its individual capacity).

         7.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         7.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         7.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         7.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the a Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the


MSX CREDIT AGREEMENT                                             Page 70

Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 7.8 shall survive payment of the Obligations and termination of this Agreement.

         7.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event or Event of Default hereunder unless the Agent has received written notice from a Lender or the Company referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         7.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not, subject to Section 8.6, obligated to remain a Lender.

         7.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         7.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Company and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Company and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article VII shall


MSX CREDIT AGREEMENT                                             Page 71
continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         7.13. Collateral Management. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to the collateral or the Security Documents which may be necessary (i) to perfect and maintain perfected the security interest in and liens upon the collateral granted pursuant to the Security Documents; and (ii) to release portions of the collateral from the security interests and liens imposed by the Security Documents in connection with any dispositions of such portions of the collateral permitted hereby. In the event that the Borrowers or the Guarantors desire to sell or otherwise dispose of any assets and such sale or disposition is permitted hereby, the Agent shall, upon timely notice from the Company, release such portions of the collateral from the security interests and liens imposed by the Security Documents as may be specified by the Borrowers or the Guarantors in order for the Borrowers or the Guarantors to consummate such proposed sale or disposition, provided that at or prior to the time of such proposed sale or disposition no Unmatured Event or Event of Default shall have occurred and be continuing, including, without limitation, any Unmatured Event or Event of Default that would arise upon consummation of such sale or disposition. For purposes of the preceding sentence, the Company shall give timely notice if, not less than two Business Days prior to the date of such proposed sale or disposition, it shall furnish to the Agent an officers' certificate setting forth in reasonable detail the circumstances of such proposed sale or disposition.

         7.14. Right to Indemnity. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         7.15. Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Advance or any other obligation owing to the Lenders under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Lenders on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Lender shall promptly purchase from the other Lenders participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Lenders share such payment in accordance with such ratable shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Advance or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement. Except as otherwise expressly provided in this Agreement, if any Lender or Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the

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

rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Agent that if the Agent shall engage in any other transactions with the Company or any of its Subsidiaries and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

         7.16. Withholding Tax Exemption. Each Lender that is not organized and incorporated under the laws of the United States or any State thereof agrees to file with the Agent and the Company, in duplicate, (a) on or before the later of
(i) the Effective Date and (ii) the date such Lender becomes a Lender under this Agreement and (b) thereafter, for each taxable year of such Lender (in the case of a Form 4224) or for each third taxable year of such Lender (in the case of any other form) during which interest or fees arising under this Agreement and the Notes are received, unless not legally able to do so as a result of a change in United States income tax enacted, or treaty promulgated, after the date specified in the preceding clause (a), on or prior to the immediately following due date of any payment by the Borrowers hereunder, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from Unites States withholding taxes), if and as provided by the Code or other pronouncements of the United States Internal Revenue Service, and such Lender warrants to the Borrowers that the form so filed will be true and complete; provided that such Lender's failure to complete and execute such Form 4224 or Form 1001, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve any Borrower of any of its obligations under this Agreement, except as otherwise provided in this Section 7.16. Each Lender will promptly execute such other documents with respect to withholding or similar taxes in any jurisdiction other than United States or any State thereof if required to do so to avoid any such withholding tax or similar tax, provided that such Lender is legally entitled to do so and such Lender would not be materially prejudiced thereby.


                                  ARTICLE VIII


                                    GUARANTY

         As an inducement to the Lenders and the Agent to enter into the transactions contemplated by this Agreement, the Company agrees with the Lenders and the Agent as follows:

         8.1 Guarantee of Obligations. (a) The Company hereby (i) guarantees, as principal obligor and not as surety only, to the Lenders the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Advances and all other obligations of the Borrowing Subsidiaries to the Lenders and the Agent under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Notes, including, without limitation, fees, reimbursement obligations, default interest, indemnification payments and all reasonable costs and expenses incurred by the Lenders and the Agent in connection with enforcing any obligations of the Borrowing Subsidiaries hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Notes to be performed or observed on the part of the Borrowing Subsidiaries and (iii)

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

agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Lenders or the Agent in connection with enforcing the obligations of the Company hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

              (b) If for any reason any duty, agreement or obligation of any Borrowing Subsidiary contained in this Agreement shall not be performed or observed by any Borrowing Subsidiary as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, the Company undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Lenders regardless of any defense or setoff or counterclaim which any Borrowing Subsidiary may have or assert, and regardless of any other condition or contingency.

         8.2 Nature of Guaranty. The obligations of the Company hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Lenders and the Agent and are not contingent upon the pursuit by the Lenders and the Agent of any such rights and remedies, such pursuit being hereby waived by the Company.

         8.3 Waivers and Other Agreements. The Company hereby unconditionally
(a) waives any requirement that the Lenders or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against any Borrowing Subsidiary before demanding payment under or seeking to enforce the obligations of the Company hereunder, (b) covenants that the obligations of the Company hereunder will not be discharged except by complete performance of all obligations of the Borrowing Subsidiaries contained in this Agreement and the Notes, (c) agrees that the obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement or the Notes, or any limitation on the liability of the Borrowing Subsidiaries thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Borrowing Subsidiaries under or in connection with this Agreement or the Notes, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Company hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Borrowing Subsidiaries to the Lenders or the Agent which may be required to be returned to the Borrowing Subsidiaries or to their representative or to a trustee, custodian or receiver for any Borrowing Subsidiary.

         8.4 Obligations Absolute. The obligations, covenants, agreements and duties of the Company under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Company: (a) an assignment or transfer, in whole or in part, of the Advances made to any Borrowing Subsidiary or of this Agreement or any Note although made without notice to or consent of the Company, or (b) any waiver by any Lender or the Agent or by any other person, of the performance or observance by any Borrowing Subsidiary of any of the agreements, covenants, terms or conditions contained in this Agreement or in the other Loan Documents, or (c) any indulgence in or the extension of the time for payment by any Borrowing Subsidiary of any amounts payable under or in connection with this Agreement or any other Loan Document, or of the time for performance by any Borrowing Subsidiary of any other obligations under or arising out of this Agreement or any other Loan Document, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of any Borrowing Subsidiary set forth in this Agreement or any other Loan Document (the modification, amendment or waiver from time to time of this Agreement and the other Loan Documents being


MSX CREDIT AGREEMENT                                             Page 74
expressly authorized without further notice to or consent of the Company), or
(e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrowing Subsidiary or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any Borrowing Subsidiary or any of its assets, or (f) the merger or consolidation of any Borrowing Subsidiary or the Company with any other person, or (g) the release of discharge of any Borrowing Subsidiary or the Company from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any other Loan Document, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Company hereunder.

         8.5 No Investigation by Lenders or Agent. The Company hereby waives unconditionally any obligation which, in absence of such provision, the Lenders or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, the Company has requested that the Lenders and the Agent not undertake such investigation. The Company hereby expressly confirms that the obligations of the Company hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Lender or the Agent of any such law.

         8.6 Indemnity. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees with the Lenders and the Agent that, should the Guaranteed Obligations not be recoverable from the Company under Section 8.1 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement or the Notes or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Lender or the Agent at any time, the Company as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Lenders and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

         8.7 Subordination, Subrogation, Etc. The Company agrees that any present or future indebtedness, obligations or liabilities of any Borrowing Subsidiary to Company shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Borrowing Subsidiaries to the Lenders and the Agent. The Company waives any right of subrogation to the rights of any Lender or the Agent against any Borrowing Subsidiary or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which the Company may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of each Borrowing Subsidiary, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full, and to the extent the Company is an "insider" as defined in Section 101(2) of the United States Bankruptcy Code, such waiver shall be permanent and shall not be revoked or terminated in any event, including payment in full of the principal and interest of the Guaranteed Obligations.


MSX CREDIT AGREEMENT                                             Page 75

                                   ARTICLE IX

                                  MISCELLANEOUS

         1.1. Amendments, Etc.

              (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Lenders and, to the extent any rights, obligations or duties of the Agent may be affected thereby, the Agent; provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Lenders, (i) authorize or permit the extension of time for, or any reduction of the amount or rate of, any payment of the principal pursuant to Section 3.1(a) or (b) of, or interest on, the Notes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) increase, terminate or otherwise amend the amount of the respective Commitments of any Lender set forth on the signature pages hereof (except to the extent allowed as of the Effective Date without giving effect to any amendment or modification) or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 7.15 or the definition of Required Lenders, Required Revolving Credit Lenders, Required Term Loan A Lenders or Required Term Loan B Lenders, (iii) release any material Guarantor or any material amount of the collateral (excluding releases of collateral allowed pursuant to Section 5.2(i), Section 7.13 or any other provision hereof) or release the Company from its guaranty contained in Article VIII, or (iv) subordinate the Loans to any other Indebtedness; provided, further, that no such amendment, modification, termination, waiver or consent, shall, (A) without the consent of the Required Revolving Credit Lenders, amend or modify Section 6.3, decrease the mandatory prepayments with respect to the Revolving Credit Loans or allow the Company to obtain a Revolving Credit Advance if it would otherwise be unable to absent such amendment, modification, termination, waiver or consent, (B) without the consent of the Required Term Loan A Lenders, amend or modify Section 6.3 or decrease the mandatory prepayments with respect to Term Loan A and (C) without the consent of the Required Term Loan B Lenders, amend or modify Section 6.3 or decrease the mandatory prepayments with respect to Term Loan B or amend or modify Section 3.1(h), (i) or (j).

In addition to amendments effected pursuant to the foregoing, Schedule 1.1(a) may be amended as follows:

                  (i) Schedule 1.1(a) may be amended to add Subsidiaries of the Company as additional Borrowing Subsidiaries upon (A) execution and delivery by the Borrowers, any such Borrowing Subsidiary and the Agent, of a Joinder Agreement providing for any such Subsidiary to become a Borrowing Subsidiary,
(B) delivery to the Agent of (a) a legal opinion in respect of such additional Borrowing Subsidiary acceptable to the Agent and (b) such other documents with respect thereto as the Agent shall reasonably request and (c) the written approval of the Agent in its sole discretion.


                  (ii) Schedule 1.1(a) will be amended to remove any Subsidiary as a Borrowing Subsidiary upon (A) written notice by the Company to the Agent to such effect and (B) repayment in full of all outstanding Loans of such Borrowing Subsidiary.

              (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


MSX CREDIT AGREEMENT                                             Page 76

              (c) Notwithstanding anything herein to the contrary, no Defaulting Lender shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Lenders to the Agent, and, for purposes of determining the Required Lenders at any time, the Commitments and the Advances of each Defaulting Lenders shall be disregarded.

         9.2. Notices.

              (a) Except as otherwise provided in Section 9.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers, the Agent and the Lenders at the respective addresses and numbers for notices set forth on the signature pages hereof, or to such other address as may be designated by any Borrower, the Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or in the case of telex notice, upon receipt of the appropriate answerback, or, in the case of facsimile notice, upon receipt of a confirmation mechanically produced by the facsimile machine, provided, however, that notices to the Agent shall not be effective until received.

              (b) Notices by the Borrowers to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section
3.1 shall be irrevocable and binding on the Borrowers.

              (c) Any notice to be given by the Borrowers to the Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Agent or any Lender hereunder, may be given by telephone, and all such notices given by the Borrowers must be immediately confirmed in writing in the manner provided in
Section 9.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

         9.3. No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Lender, nor any delay or failure on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Lender's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Lender under any Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by any Loan Document or by applicable law to the Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by the Agent or any Lender.

         9.4. Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Borrower and any Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower and any Guarantor in connection with the negotiation and modification of this Agreement shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Borrowers set forth in Section 3.9, 3.11 and 9.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.


MSX CREDIT AGREEMENT                                             Page 77

         9.5. Expenses; Indemnification.

              (a) The Company agrees to pay, or reimburse the Agent or the Lenders, as the case may be, for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Dickinson Wright PLLC and any other counsel retained by the Agent in connection with the preparation, execution, delivery and administration of the Loan Documents and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iii) if an Event of Default occurs, all reasonable costs and expenses of the Agent and each Lender (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom and (iv) all reasonable costs and expenses of the Agent (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

              (b) The Company agrees to indemnify each Lender, the Agent and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnified Party in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnified Party shall be designated a party thereto) (collectively, the "Indemnified Liabilities") at any time relating to (whether before or after the execution of this Agreement) any of the following:

                  (i) any actual or proposed use of the Advances hereunder by the Company or any of its Subsidiaries or Unrestricted Subsidiaries or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance;

                  (ii) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by any Lender not to make any Advance unless such Advance was required to be made under this Agreement);

                  (iii) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Company or any of its Subsidiaries of all or any portion of the stock or assets of any Person or to the issuance of, or any other matter relating to, any Subordinated Debt, whether or not any Indemnified Party is a party thereto;

                  (iv) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any release by the Company or any of its Subsidiaries of any Hazardous Material or any violations of Environmental Laws; or


MSX CREDIT AGREEMENT                                             Page 78

                  (v) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Company or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Company or any of its Subsidiaries conducted subsequent to a foreclosure on such property by any Indemnified Party or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Company shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Company or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability;

provided that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         9.6. Successors and Assigns.

              (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no Borrower may, without the prior consent of all the Lenders, assign their rights or obligations under any Loan Document and the Lenders shall not be obligated to make any Advance hereunder to any entity other than a Borrower.

              (b) Any Lender may sell a participation interest to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Lender's rights and benefits under the Loan Documents, and to the extent of that participation, such participant or participants shall have the same rights and benefits against the Borrowers under Section 6.2(c) as it or they would have had if participation of such participant or participants were the Lender making the Advances to the Borrowers hereunder, provided, however, that (i) such Lender's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall not grant to its participant, unless such paticipant is an Affiliate of such Lender, any rights to consent or withhold consent to any action taken by such Lender or the Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder and (iv) such participation shall in no event be less than $5,000,000. The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under the Loan Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Borrowers hereby consent to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

              (c) Each Lender may, with the prior written consent of the Company, which consent from the Company shall not be unreasonably withheld or delayed and shall not be required if any Event of


MSX CREDIT AGREEMENT                                             Page 79

Default has occurred and is continuing or if such assignment is to an Affiliate of a Lender, another Lender or a Related Fund of a Term Loan B Lender, and the prior written consent of the Agent, which consent from the Agent shall not be required if such assignment is to an Affiliate of a Lender, another Lender or a Related Fund of a Term Loan B Lender, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (A) other than assignments among the Lenders, the amount of the Commitments of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,500,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as to which the Company and the Agent may consent, and (B) after giving effect to each such assignment, the amount of the Commitments of the assigning Lender shall in no event be less than $2,500,000 or such lesser amount as to which the Company and the Agent may consent, provided that any two or more investment funds that invest in commercial loans and that are managed or advised by the same investment advisor or by an Affiliate of such investment advisor shall be treated as a single assignee for purposes of the minimum amounts required under the foregoing clauses (A) and (B), subject to any assignment to any fund being at least $1,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit L hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

              (d) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or the performance or observance by any Borrower or Guarantor of any of their obligations under any Loan Document; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance under the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.




MSX CREDIT AGREEMENT                                             Page 80

                  (e) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit L hereto.

                  (g) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company or any of its Subsidiaries, provided that assignee or participant agrees to the confidentiality provisions contained in Section 9.19.

                  (h) Notwithstanding any other provision set forth in this Agreement, (i) any Lender may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve System, provided that such creation of a security interest or assignment shall not release such Lender from its obligations under this Agreement and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of the Company or the Agent, pledge or assign all or any part of its rights under this Agreement to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities, provided, however, that no such assignment shall release such Lender from its obligations under this Agreement.

         9.7. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         9.8. Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Borrower further agrees that any legal action or proceeding with respect to any Loan Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each Borrower hereby submits to


MSX CREDIT AGREEMENT                                                    PAGE 81
and accepts generally and unconditionally the jurisdiction of those courts with respect to its Person and property and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth on the signature pages hereof or as provided pursuant to Section 9.2. Nothing in this paragraph shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent to bring any such action or proceeding against any Borrower or property in the courts of any other jurisdiction. Each Borrower hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         9.9. Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         9.10. Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         9.11. Integration and Severability. This Agreement embodies the entire agreement and understanding between the Borrowers and the Agent and the Lenders, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of any Borrower under any Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of any Borrower under any Loan Document in any other jurisdiction.

         9.12. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Unmatured Event or an Event of Default or any event or condition which with notice or lapse of time, or both, could become such an Unmatured Event or an Event of Default if such action is taken or such condition exists.

         9.13. Interest Rate Limitation. Notwithstanding any provision of any Loan Document, in no event shall the amount of interest paid or agreed to be paid by the Borrowers exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of any Loan Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to the Lenders have been paid in full.

         9.14. Judgment and Payment.

MSX CREDIT AGREEMENT                                                    PAGE 82

                  (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder by any Borrower in one currency into another currency, each Borrower agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the relevant Lender could purchase the first currency with such other currency for the first currency on the Business Day immediately preceding the day on which the final judgment is given.

                  (b) The obligations of any Borrower in respect of any sum due in Dollars to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any payment obligation or judgment in a currency (the "Payment Currency") other than Dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Payment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase Dollars with the Payment Currency; if the amount of Dollars so purchased is less than the sum originally due to the Applicable Creditor in Dollars, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

         9.15. Acknowledgments. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) none of the Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

         9.16. Borrowing Subsidiary Payments. Notwithstanding any other provision in this Agreement to the contrary and without limiting any Borrowing Subsidiary's obligations under its Guaranty, other Security Documents or otherwise other than under this Agreement, no Borrowing Subsidiary shall be liable for any payment obligation hereunder except as such payment obligation arises out of the Loans and Advances of such Borrowing Subsidiary.

         9.17. Confidentiality. Each Lender and the Agent agree to keep any information delivered or made available by the Borrowers or the Guarantors to it confidential from anyone other than persons employed or retained by such Lender who are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender or to the Agent, (b) to any other person if reasonably incidental to the administration of the Loans,
(c) upon the order of any court or administrative agency or otherwise required by law, (d) upon the request or demand of any regulatory agency or authority,
(e) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Lender prohibited by this Agreement, (f) in connection with any litigation to which the Agent, any Lender or its subsidiaries or parent corporation may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lender's or Agent's legal counsel and independent auditors and (i) subject to a confidentiality agreement containing provisions substantially similar to those contained in this Section

MSX CREDIT AGREEMENT                                                    PAGE 83
made for the benefit of the Borrowers by such actual or proposed participation in or assignee of any lender Indebtedness, to any actual or proposed participate or assignee of any Lender Indebtedness.

         9.18. WAIVER OF JURY TRIAL. THE LENDERS AND THE AGENT AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER OF THEM. NEITHER ANY LENDER, THE AGENT NOR ANY BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.

MSX CREDIT AGREEMENT                                                    PAGE 84

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


Address for Notices:                        MSX INTERNATIONAL, INC.

275 Rex Boulevard
Auburn Hills, Michigan 48326
Attention: Chief Financial Officer
Facsimile No.: (248) 299-1013               By: /s/Frederick K. Minturn
                                               -------------------------------
                                               Its: Vice President
                                                   ---------------------------


275 Rex Boulevard                           MSX INTERNATIONAL TECHNOLOGY
Auburn Hills,Michigan 48326                 SERVICES, INC.
Attention: Chief Financial Officer
Facsimile No.:(248) 299-1013                By: /s/Frederick K. Minturn
                                                ------------------------------
                                               Its: Vice President
                                                  ----------------------------


275 Rex Boulevard                           MSX INTERNATIONAL (USA), INC.
Auburn Hills, Michigan 48326
Attention: Chief Financial Officer
Facsimile No.: (248) 299-1013               By: /s/Frederick K. Minturn
                                               -------------------------------
                                               Its: Vice President
                                                   ---------------------------


275 Rex Boulevard                           MSX INTERNATIONAL BUSINESS SERVICES,
Auburn Hills, Michigan 48326                INC.
Attention:  Chief Financial Officer
Facsimile No. (248) 299-1013                By: /s/Frederick K. Minturn
                                               -------------------------------
                                               Its: Vice President
                                                   ---------------------------


275 Rex Boulevard                           MSX INTERNATIONAL ENGINEERING
Auburn Hills, Michigan 48326                SERVICES, INC.
Attention:  Chief Financial Officer
Facsimile No.: (248) 299-1013               By: /s/Frederick K. Minturn
                                               -------------------------------
                                               Its: Vice President
                                                   ---------------------------


275 Rex Boulevard                           MSX INTERNATIONAL, LIMITED
Auburn Hills, Michigan 48326
Attention:  Chief Financial Officer
Facsimile No. (248) 299-1013                By: /s/Frederick K. Minturn
                                               -------------------------------
                                               Its: Director
                                                   ---------------------------


275 Rex Boulevard                           MSX INTERNATIONAL HOLDINGS, LIMITED
Auburn Hills, Michigan 48326
Attention:  Chief Financial Officer
Facsimile No. (248) 299-1013                By: /s/Frederick K. Minturn
                                               -------------------------------
                                               Its: Director
                                                   ---------------------------

MSX CREDIT AGREEMENT                                                    PAGE 85

MSX CREDIT AGREEMENT                                                    PAGE 86

Main Chicago Office                       BANK ONE, NA, as Agent and as a Lender
c/o Bank One, Michigan                    (Main Chicago Office)
611 Woodward Avenue
Detroit, Michigan  48226
Attention:  Automotive Group
Facsimile No.: (313) 225-2290
Revolving Credit Commitment: $41,153,845
Term Loan A Commitment: $12,346,155
Term Loan B Commitment: $27,500,000       By: /s/Richard H. Huttenlocher
                                            ---------------------------------
                                            Title: Senior Vice President
                                                  ---------------------------

MSX CREDIT AGREEMENT                                                    PAGE 87

Main Office                                          COMERICA BANK
500 Woodward Avenue
Detroit, Michigan  48226
Attention:  Nick Mester
Facsimile No.: (313) 222-3776
Revolving Credit Commitment: $11,538,462
Term Loan A Commitment: $3,461,538
Term Loan B Commitment: $5,000,000        By: /s/Nicholas G. Mester
                                               ------------------------------
                                              Title:
                                                   -------------------------

MSX CREDIT AGREEMENT                                                    PAGE 88

Main Office                                 DRESDNER BANK AG, NEW YORK
190 S. LaSalle Street, Suite 2700               AND GRAND CAYMAN BRANCHES
Chicago, Illinois 60603
Attention: Tom Hasenauer
Facsimile No.: (312) 444-1305
Revolving Credit Commitment: $11,538,462
Term Loan A Commitment: $3,461,538
Term Loan B Commitment: $0              By:/s/John W. Sweeney, John R. Morrison
                                           ------------------------------------
                                           Title: Vice President
                                                 ------------------------------

                                        By: /s/John R. Morrison
                                           ------------------------------------
                                           Title: Vice President
                                                 ------------------------------

MSX CREDIT AGREEMENT                                                    PAGE 89

                                           THE FUJI BANK, LIMITED
225 W. Wacker Drive, Suite 2000
Chicago, Illinois 60606
Attention: James Fayen
Facsimile No.: (312) 621-0539
Revolving Credit Commitment: $0
Term Loan A Commitment: $0
Term Loan B Commitment: $5,000,000         By: /s/Petre L. Chinnici
                                              ---------------------------------
                                             Title: Senior Vice President &
                                                    Group Head
                                                   ---------------------------

MSX CREDIT AGREEMENT                                                    PAGE 90

                                             HUNTINGTON NATIONAL BANK
Huntington Center
Columbus, Ohio 43287
Attention:  Craig Brzezinski
Facsimile No.: (614) 480-4814
Revolving Credit Commitment: $15,384,615
Term Loan A Commitment: $4,615,385
Term Loan B Commitment: $0                   By: /s/Craig Brzezinski
                                                ------------------------------
                                               Title: Vice President
                                                     -------------------------

MSX CREDIT AGREEMENT                                                    PAGE 91

                                          NATIONAL BANK OF CANADA
27777 Franklin Road, Suite 1570
Southfield, Michigan  48034
Attention:  Kevin Finn
Facsimile No.: (248) 354-1768
Revolving Credit Commitment: $5,000,000
Term Loan A Commitment: $1,500,000
Term Loan B Commitment: $2,500,000        By:/s/R. Kevin Finn & Duane K. Bedard
                                             ----------------------------------
                                            Title: Vice Presidents
                                                  -----------------------------

MSX CREDIT AGREEMENT                                                    PAGE 92

                                                 NATIONAL CITY BANK
1001 South Worth, R-J40-4A
Birmingham, Michigan  48009
Attention:  Ken Ehrhardt
Facsimile No.: (248) 901-2033
Revolving Credit Commitment: $3,846,154
Term Loan A Commitment: $1,153,846
Term Loan B Commitment: $5,000,000               By: /s/Kenneth R. Ehrhardt
                                                    ---------------------------
                                                    Title:  Vice President
                                                          ---------------------


MSX CREDIT AGREEMENT                                                    PAGE 93

                                                STANDARD FEDERAL BANK
2600 W. Big Beaver Road
Troy, Michigan  48084
Attention:  Robert Martin
Facsimile No.: (248) 637-5003
Revolving Credit Commitment: $11,538,462
Term Loan A Commitment: $3,461,538
Term Loan B Commitment: $5,000,000               By: /s/Robert Martin
                                                    ---------------------------
                                                    Title: First Vice President
                                                          ---------------------


















MSX CREDIT AGREEMENT                                                    PAGE 94